LEASE

77 CITYPOINT WALTHAM, MASSACHUSETTS

Lease Dated July 28, 2014

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 77 CityPoint, Waltham, Massachusetts 02451.

The parties to this Indenture of Lease hereby agree with each other as follows:

ARTICLE I

Reference Data

1.1    Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

Landlord:	BP FOURTH AVENUE, LLC, a Delaware limited liability company

Landlord's Original Address    c/o Boston Properties Limited Partnership
Prudential Center
800 Boylston Street, Suite 1900
Boston, Massachusetts 02199-8103

Landlord's Construction
Representative:    Jon Randall

Tenant:    Care.com, Inc., a Delaware corporation
Tenant's Original Address:    201 Jones Road, Waltham, Massachusetts 02451 Tenant's Email Address for
Information Regarding Billings
and Statements:    accounting@ care.com

Tenant's Construction
Representative:    Nathan Brown

Premises A Commencement Date:

The later to occur of (i) August 1, 2014, and (ii) the date on which Landlord delivers possession of

Premises B Commencement Date: Premises C Commencement Date:

Premises A Rent Commencement Date:

Premises B Rent Commencement Date:

Premises C Rent Commencement Date:

Term or Lease Term (sometimes called the "Original Term"):

Extension Option:

The Site:

The Building:

The Complex:

Premises A to Tenant in the Delivery Condition. For purposes hereof, the term "Delivery Condition" means that Premises A is vacant and free of personal property and furniture of any prior occupant.

April 1, 2019, subject to Section 9.25 below.

March 1, 2019, subject to Section 9.25 below.

The earlier of (i) substantial completion of the Tenant's Work (as defined in Section 1.4 of Exhibit B-1 below) in Premises A and commencement of any business operations by Tenant in Premises A, and (ii) January 1, 2015.

The Premises B Commencement Date.

The Premises C Commencement Date.

Commencing on the Premises A Commencement Date and continuing for one hundred and twenty (120) calendar months from the Premises A Rent Commencement Date (plus the remainder of the calendar month in which the date of expiration would occur if such date of expiration would not have fallen on the final day of a calendar month), unless extended or sooner terminated as provided in this Lease.

One (1) period of ten (10) years as provided in and on the terms set forth in Section 9.18 hereof.

That certain parcel of land known as and numbered 77 Fourth Avenue, Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto, together with any adjacent parcels owned by Landlord that may be subsequently incorporated into the Site.

The Building known as and numbered 77 CityPoint, Waltham, Massachusetts.

The Building together with all common areas, parking

areas, decks and structures and the Site.

Premises A:
The portion of the sixth (6th) floor of the Building labeled as the "Premises A" on the floor plan annexed hereto as Exhibit D-1 and incorporated herein by reference, being all of the rentable area on the sixth floor.

Premises B:
The portion of the fifth (5th) floor of the Building labeled as the "Premises B" on the floor plan annexed hereto as Exhibit D-2 and incorporated herein by reference, being all of the rentable area on the fifth floor.

Premises C:
The portion of the fourth (4th) floor of the Building labeled as the "Premises C" on the floor plan annexed hereto as Exhibit D-3 and incorporated herein by reference, being all of the rentable area on the fourth floor.

Tenant's Premises:	Collectively, Premises A, Premises B, and Premises C (commencing as to each on the dates each such space is demised hereunder).

Number of Parking Spaces:    Initially, one hundred and twenty-three (123) spaces.
Upon the Premises B Commencement Date, the number of parking spaces shall increase by one hundred and twenty-three (123) spaces. Upon the Premises C Commencement Date, the number of parking spaces shall increase by one hundred and twenty-four (124) spaces.

Annual Fixed Rent:
(a)(i) During the period from the Premises A Commencement Date through the day prior to the first anniversary of the Premises A Rent Commencement Date (and thereafter through the end of the calendar month in which the day prior to the first anniversary of the Premises A Rent Commencement Date occurs) at the annual rate of $1,392,699 (being the product of (i)

$38.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and
(c) below; provided, however, that Annual Fixed Rent shall not commence until the Premises A Rent Commencement Date (hereinabove defined in this Section 1.1).

(ii) During the period from the first anniversary of the

Premises A Rent Commencement Date through the day prior to the second anniversary of the Premises A Rent Commencement Date at the annual rate of $1,428,873 (being the product of (i) $39.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(iii)During the period from the second anniversary of the Premises A Rent Commencement Date through the day prior to the third anniversary of the Premises A Rent Commencement Date at the annual rate of
$1,465,047 (being the product of (i) $40.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(iv)During the period from the third anniversary of the Premises A Rent Commencement Date through the day prior to the fourth anniversary of the Premises A Rent Commencement Date at the annual rate of $1,501,221 (being the product of (i) $41.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(v)During the period from the fourth anniversary of the Premises A Rent Commencement Date through the day prior to the fifth anniversary of the Premises A Rent Commencement Date at the annual rate of
$1,537,395 (being the product of (i) $42.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(vi)During the period from the fifth anniversary of the Premises A Rent Commencement Date through the day prior to the sixth anniversary of the Premises A Rent Commencement Date at the annual rate of $1,573,569 (being the product of (i) $43.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(vii)During the period from the sixth anniversary of the Premises A Rent Commencement Date through the day prior to the seventh anniversary of the Premises A Rent Commencement Date at the annual rate of

$1,609,743 (being the product of (i) $44.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(viii)During the period from the seventh anniversary of the Premises A Rent Commencement Date through the day prior to the eighth anniversary of the Premises A Rent Commencement Date at the annual rate of
$1,645,917 (being the product of (i) $45.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(ix)During the period from the eighth anniversary of the Premises A Rent Commencement Date through the day prior to the ninth anniversary of the Premises A Rent Commencement Date at the annual rate of
$1,682,091 (being the product of (i) $46.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(x)During the period from the ninth anniversary of the Premises A Rent Commencement Date through expiration of the Original Term at the annual rate of
$1,718,265 (being the product of (i) $47.50 and (ii) the "Rentable Floor Area of the Premises" (hereinafter defined in this Section 1.1)), subject to increase as provided in subsections (b) and (c) below.

(b)Upon the occurrence of the Premises B Rent Commencement Date, the entire schedule of Annual Rent set forth in subsection (a) above shall be increased such that the "Rentable Floor Area of the Premises" referenced therein shall be increased by
36, 174 at the applicable rates for the remainder of the Original Term, subject to the application of Section 9.25(a) below (if applicable).

(c)Upon the occurrence of the Premises C Rent Commencement Date, the entire schedule of Annual Rent set forth in subsection (a) above shall be increased such that the "Rentable Floor Area of the Premises" referenced therein shall be increased by 36,395 at the applicable rates set forth above for the remainder of the Original Term, subject to the application of Section 9.25(b) below (if applicable).

(d) During the extension option period (if exercised), as determined pursuant to Section 9.18.
	Base Operating Expenses:	Landlord's Operating Expenses (as hereinafter defined
in Section 2.6) for calendar year 2014, being January 1, 2014 through December 31, 2014.
	Base Taxes:	Landlord's Tax Expenses (as hereinafter defined in
Section 2.7) for fiscal tax year 2015, being July 1, 2014 through June 30, 2015.
	Tenant Electricity:	Initially as provided in Section 2.5, subject to adjustment as provided in Section 2.8.
	Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.
Rentable Floor Area of the
	Premises:	Initially, 36,174 square feet, increasing by 36,174
square feet upon the Premises B Commencement Date and increasing by 36,395 square feet upon the Premises
C Commencement Date.
	Total Rentable Floor Area of the Building:	209,707 square feet.
	Permitted Use:	General office purposes and such accessory uses
thereto as may from time to time be permitted as of right by the Zoning Ordinance for the City of Waltham and which are customarily ancillary to general office
use.
	Broker:	Transwestern RBJ
	Security Deposit:	$2,093,000, subject to and in accordance with the
provisions of Section 9.19 below.
	Guarantor:	NIA
1.2	Table of Articles and Sections

ARTICLE I ......................................................................................................................................    l
Reference Data    1

1.1	Subjects Referred To 1

1.2	Table of Articles and Sections 6

1.3	Exhibits 9

ARTICLE Il    10
Building, Premises, Term and Rent    10

2.1	The Premises 10

2.2	Rights to Use Common Facilities 10

2.3	Landlord's Reservations 12

2.4	Habendum 12

2.5	Fixed Rent Payments 13

2.6	Operating Expenses 14
2.6.1    Tenant's Escalation Payments    18

2.7	Real Estate Taxes 20

2.8	Tenant Electricity 23
ARTICLE III    25
Condition of Premises    25
3.1    Preparation of Premises    25
ARTICLE IV    25
Landlord's Covenants; Interruptions and Delays    25

4.1	Landlord Covenants 25

4.2	Interruptions and Delays in Services and Repairs, Etc 28
ARTICLE V    30
Tenant's Covenants    30

5.1	Payments 30

5.2	Repair and Yield Up 30

5.3	Use 31

5.4	Obstructions; Items Visible From Exterior; Rules and Regulations 33

5.5	Safety Appliances 33

5.6	Assignment; Sublease 33

5.7	Right of Entry 39

5.8	Floor Load; Prevention of Vibration and Noise 40

5.9	Personal Property Taxes 40

5.10	Compliance with Laws 40

5.11	Payment of Litigation Expenses 41

5.12	Alterations 41

5.13	Vendors 43

5.14	OFAC 44

5.15	Landlord Representations 45
ARTICLE VI    45
Casualty and Taking    45

6.1	Damage Resulting from Casualty 45

6.2	Uninsured Casualty 47

6.3	Rights of Termination for Taking 47

6.4	Award 48

ARTICLE VII    49
Default49

7.1
7.2

Tenant's Default    49
Landlord's Default and Tenant Remedies    52

ARTICLE VII    53
Insurance and Indernnity    53

8.1	Indemnity 53

8.2	Tenant's Risk 55

8.3	Tenant's Commercial General Liability Insurance 56

8.4	Tenant's Property Insurance 56

8.5	Tenant's Other Insurance 57

8.6	Requirements for Tenant's Insurance 57

8.7	Additional Insureds 58

8.8	Certificates of Insurance 58

8.9	Subtenants and Other Occupants 58

8.10	No Violation of Building Policies 59

8.11	Tenant to Pay Premium Increases 59

8.12	Landlord's Insurance 59

8.13	Waiver of Subrogation 60

8.14	Tenant's Work 61
ARTICLE IX    61
Miscellaneous Provisions    61

9.1	Waiver 61

9.2	Cumulative Remedies 62

9.3	Quiet Enjoyment 62

9.4	Notice to Mortgagee and Ground Lessor. 63

9.5	Assignment of Rents 63

9.6	Surrender 64

9.7	Brokerage 64

9.8	Invalidity of Particular Provisions 64

9.9	Provisions Binding, Etc 64

9.10	Recording; Confidentiality 65

9.11	Notices 65

9.12	When Lease Becomes Binding and Authority 66

9.13	Section Headings 66

9.14	Rights of Mortgagee 66

9.15	Status Reports and Financial Statements 67

9.16	Self-Help 68

9.17	Holding Over. 69

9.18	Extension Option 70

9.19	Security Deposit. 71

9.20	Late Payment 74

9.21	Tenant's Payments 75

9.22	Waiver of Trial By Jury 75

9.23	Electronic Signatures 76

9.24	Governing Law 76

9.25	Existing Subleases 76

9.26	Force Majeure 78

9.27	Building Amenities 79

1.3    Exhibits

There are incorporated as part of this Lease: Exhibit A    Description of Site
Exhibit B-1    Work Agreement

Exhibit B-2    Tenant Plan and Working Drawing Requirements Exhibit B-3    Tenant's Fit Plan
Exhibit C    Landlord's Services

Exhibit D-1    Sixth Floor Premises Plan

Exhibit D-2    Fifth Floor Premises Plan

Exhibit D-3    Fourth Floor Premises Plan

Exhibit E    Form of Declaration Affixing the Commencement Date of Lease Exhibit F    Form of Lien Waivers
Exhibit G    Form of Letter of Credit

Exhibit H    Form of Certificate of Insurance

Exhibit I    Notice of Lease

Exhibit J    Broker Determination

Exhibit K    Plan of Designated Spaces

Exhibit L    Intentionally Deleted

Exhibit M    Tenant's Lobby Signage

Exhibit N    Building Sign and Tenant's Exclusive Signage Area Exhibit 0    Monument Sign

ARTICLE II

Building, Premises, Term and Rent

2.1	The Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Premises in the Building excluding exterior walls (other than the inner surface thereof), roof and roof system, foundation and structural components, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, common utility systems, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

Tenant's Premises with such exclusions is hereinafter referred to as the "Premises." The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the acquisition of adjacent property by Landlord or from the change of any abutting street line and all parking areas and structures.

2.2	Rights to Use Common Facilities

Subject to Landlord's right to change or alter any of the following in Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, (c) the cafeteria, conference center and fitness center (including lockers and showers) provided by Landlord for the use and enjoyment of tenants of the Building, and (d) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor (the "Common Areas"). Landlord reserves the right to operate, or have a third-party operate, a valet parking program in the parking areas of the Complex, but Tenant shall have no obligation to participate in the same, and Tenant shall not be required to pay any fee cost or charge in respect of such valet parking system. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law or as provided in Section 2.2.3 below. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of commercially reasonable fees assessed by Landlord in its sole discretion.

2.2.1	Tenant's Parking

In addition, Tenant shall have the right to use in the parking area the Number of Parking Spaces (referred to in Section 1.1) for the parking of automobiles, motorcycles and motor scooters, in common with use by other tenants from time to time of the Complex, provided, however, that

Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use; however fifteen (15) of such spaces shall be designated exclusively for Tenant's use shown as the "Designated Spaces" on Exhibit K attached hereto (the "Designated Spaces"). Landlord shall have no responsibility for policing the use of, or enforcing Tenant's right to exclusively use, the Designated Spaces. Tenant, at Tenant's expense, may install signs indicating that the Designed Spaces are for the exclusive use of Tenant, subject to compliance with applicable Legal Requirements. Landlord may relocate the Designated Spaces elsewhere on the Site to a location which is not materially further from the main entry to the Building than the location of Designated Spaces shown on Exhibit K upon not less than thirty (30) days advance notice to Tenant. In the event that the Rentable Floor Area of the Premises decreases at any time during the Lease Term, the Number of Parking Spaces provided to Tenant hereunder shall be reduced proportionately. Tenant will use reasonable efforts to ensure that all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6. Further, and except for matters arising from the negligent or willful and wrongful act or omission of Landlord or its agents, employees or contractors, but subject to Section 8.13 below, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.2.2	Use of Common Stairwells

Tenant shall have a non-exclusive right to use the fire stairwells in the Building (the "Fire Stairs") for the purpose of access between the floors of the Building on which the Premises are located, at no additional rental charge to Tenant, provided that (i) such use shall be permitted by, and at all times be in accordance with, all applicable Legal Requirements; and (2) Tenant shall comply with all of Landlord's reasonable rules and regulations adopted from time to time with respect thereto. Tenant may, at its sole cost and expense, install a key card locking system reasonably satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises and tie Tenant's security system into the Building security system, provided that in any event such locking system must be configured in such a way so as to automatically disengage in the event of an emergency. Tenant shall provide Landlord with a "master" card key so that Landlord shall have access through each entry door. Tenant may paint the Fire Stairs and install light fixtures therein and make such other Alterations as Landlord shall approve, which approval shall be granted or withheld in accordance with the terms of this Lease (provided, however, that under no circumstances shall Tenant be entitled to install (x) carpeting on the Fire Stairs or (y) lighting which does not meet the standards for emergency lighting).

2.2.3	Telecommunications Installations

Landlord shall permit Tenant reasonable use of, and access to, the telephone and telecommunications closets of Building serving the Premises, as well as the plenum areas above the finished or hung ceiling in the Premises for the purpose of running wiring, cabling, conduit and similar items, as may be convenient for Tenant's use and installation of communications systems in the Premises, subject to Tenant's compliance with all applicable provisions of this Lease, including, without limitation, Section 5.12 below, and with all reasonable requirements of Landlord in connection with the use of, and access to, the same. Notwithstanding Section 2.2 above, Landlord agrees to permit Verizon, Comcast, XO and Light Tower to have access to the Premises and the Building at no additional charge for the purposes of providing telecommunications service to Tenant. Further, Landlord will not unreasonably withheld, condition or delay its approval of any other telecommunications provided designated by Tenant to service the Premises, so long as such provider is not utilizing the Site to provide service to third parties other than Tenant.

2.3	Landlord's Reservations

Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Any installations, alterations, replacements or relocations that (despite reasonable effort by Landlord) cannot be so located and which must be located within the Premises shall be suitably boxed or enclosed and decorated in a manner similar to adjacent areas, all at Landlord's expense, and if there is more than a de minimus reduction in the usable area of the Premises as a result thereof, an equitable adjustment shall be made to Annual Fixed Rent. Except in the case of emergencies or for normal cleaning and maintenance work, Landlord agrees to use its best efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. In all cases, Landlord shall use commercially reasonable efforts to minimize or avoid inconvenience to Tenant in connection with its exercise of the rights granted herein (consistent with the nature of the rights being exercised). No such change in the Common Areas shall materially and adversely affect access to, or use of, the Premises for the Permitted Uses subject to Section 9.27 below with respect to the Amenities (as defined in Section 9.27).

2.4	Habendum

Tenant shall have and hold (i) Premises A for a period commencing on the Premises A Commencement Date, (ii) Premises B for a period commencing on the Premises B Commencement Date, and (iii) Premises C for a period commencing on the Premises C Commencement Date, and continuing as to each for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 9.18.

As soon as may be convenient after the date has been determined on which the Term commences as to any portion of the Premises as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the applicable dates on which the Term commences as aforesaid and the Term of this Lease shall be stated. Failure by either party to enter into such a Declaration will have no effect on the applicable dates.

2.5	Fixed Rent Payments

Tenant agrees to pay to Landlord, ( l )(a) on the Premises A Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/l zth) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (l)(b) on the Premises A Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, an amount reasonably estimated by Landlord from time to time to cover Tenant's monthly payments for electricity under Section 2.8 hereinbelow, and (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/121h) of the annual fixed rent as determined in Section 9.18 for the extension option period plus (b) then applicable monthly electricity charges
(subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant's name and the Property address. All remittances received by Boston Properties Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if (i) the Premises A Rent Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord with respect to Premises A shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Premises A Rent Commencement Date to the first day of the succeeding calendar month, (ii) the Premises B Rent Commencement
Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord with respect to Premises B shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Premises B Rent Commencement Date to the first day of the succeeding calendar month, and/or (iii) the Premises C Rent Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord with respect to Premises C shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Premises C Rent Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis commencing on the Premises A Commencement Date, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the date(s) provided herein; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Premises A Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6	Operating Expenses

"Operating Expenses Allocable to the Premises" means the same proportion of Landlord's Operating Expenses (as hereinafter defined) as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building. "Base Operating Expenses" means Landlord's Operating Expenses for calendar year 2014 (that is, the period beginning on January 1, 2014 and ending on December 31, 2014) (the "Base Year"). Base Operating Expenses shall not include market-wide cost increases due to extraordinary circumstances, including but not limited to, Force Majeure (as defined in Section 9.26 below), boycotts, strikes, conservation surcharges, embargoes or shortages which apply only to the Base Year but no other year, other than the year immediately prior to the Base Year or the year immediately following the Base Year. "Base Operating Expenses Allocable to the Premises" means the same proportion of Base Operating Expenses as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

"Landlord's Operating Expenses" means the cost of operation of the Building and the Site incurred by Landlord, including, without limitation, those incurred in discharging Landlord's obligations under Sections 4.1.2 and 4.1.3. Such costs shall exclude payments of debt service and any other mortgage or ground lease charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 2.7 hereof) and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)
compensation, wages and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Building or the Site (and in the event such persons are also employed on other properties of Landlord or its affiliates, such compensation shall be equitable prorated among the Building and such other properties);

(b)
payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Site (and in such service contracts include other properties of Landlord or its affiliates, such payments shall be equitably prorated among the Building and such other properties);

(c)
steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges payable by Tenant pursuant to Section 2.8 above) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)	cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursable from contractors under guarantees);

(e)
cost of operating and maintaining a fitness center, conference center and food service facility in the Building, less any rent or other amounts received by Landlord from any third-party operators of such facilities;

(f)	cost of snow removal and care of landscaping;

(g)	cost of building and cleaning supplies and equipment;

(h)
premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Complex, including such insurance as may be required by the unrelated institutional holder of such first mortgage);

(i)
management fees at reasonable rates for self-managed buildings in the Central Suburban 128 Market consistent with the type of occupancy and the services rendered, which such management fees shall not exceed three percent (3.0%) of the total Gross Rents for the Building ("Gross Rents for the Building" for the purposes hereof being defined as all annual fixed rent, Landlord's Operating Expenses (other than management fees), and Landlord's Tax Expenses for the Complex for the relevant calendar year (but not including the aforesaid management fees));

U)
depreciation for capital expenditures made by Landlord during the Lease Term (x) to reduce Landlord's Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Landlord's Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements that first become applicable to the Building or the Complex after the Premises A Commencement Date (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as "Permitted Capital Expenditures") plus, in the case of (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties in the Central Suburban 128 Market, and depreciation in the case of (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item (taking into account any salvage value); provided, however, if
Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Landlord's Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis ("Projected Annual Savings"), exceed the annual depreciation therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal;

(k)
the pro rata share allocable to the Building of imputed rental costs of maintaining a regional property management office of a reasonable size given the number and square footage of properties managed (and the fact that as of the date hereof, Landlord is a self administered and self-managed real estate investment trust), which pro rata share shall be equal to a fraction, the numerator of which is the Total Rentable Floor Area of the Building and the denominator of which is the total rentable floor area of all buildings managed by the staff of such regional property management office; and

(1)
all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building, the Site and said common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, the following shall be excluded from Landlord's Operating Expenses:

(i)	All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 2.6;

(ii)
Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage, conveyance or ground lease of the Building or the Site, including without limitation closing costs, transfer taxes, and recording or title examination charges;

(iii)
Legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Complex), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales or other transfers of any of Landlord's interest in the Building or the Site, (ii) relating to any reporting required by securities laws, (iii) relating to negotiations, disputes or settlements with existing, former or prospective tenants or other occupants of the Building (iv) relating to arbitration, mediation or litigation, (v) relating to the enforcement of any lease or occupancy agreement; or (vi) relating to the collection of any amounts due under any insurance policy, warranty or guaranty;

(iv)
The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under this Lease or by any third party, or by any warranty or guaranty or similar arrangement;

(v)
The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of a commercially reasonable deductible on any property insurance maintained by Landlord which provides a recovery for such repair or replacement;

(vi)
Any advertising, promotional or marketing expenses for the Buildings, including, without limitation, leasing commissions and brokerage fees, attorneys' fees, space planning costs and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(vii)
The cost of any service or materials provided by any party related to Landlord (other than the management fee, which shall be subject to the terms and provisions of Section 2.6(i) above), to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the Central Suburban 128 Market;

(viii)
Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Landlord's Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(ix)	Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(x)	Costs arising from Landlord's political or charitable contributions;

(xi)
The cost of testing, remediation or removal of "Hazardous Materials" (as defined in Section 5.3) in the Building or on the Site required by "Hazardous Materials Laws" (as defined in Section 5.3), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Premises A Commencement Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Landlord's Operating Expenses;

(xii)	Wages, salaries, or other compensation paid to any executive employees above the grade of Regional Property Manager;

(xiii)
The cost of the initial construction of the Building or any addition thereto or expansion or reduction in the size of the Building, and of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment;

(xiv)	The cost of acquisition, maintenance, repair, insurance and replacement of any objects of fine art;

(xv)
The cost of any work or service (including, without limitation above-standard cleaning services, HVAC or other utility service and the like) performed for any tenant in the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants (including Tenant) in the Building;

(xvi)
The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Landlord's Operating Expenses; and

(xiv)
Landlord's general corporate overhead and administrative services (except for property management services related to the operation of the Complex, including, without limitation, risk management, accounting, security and energy management services).

Notwithstanding the foregoing, in determining the amount of Landlord's Operating Expenses for any calendar year or portion thereof falling within the Lease Term (including, without limitation, the Base Year), if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then those components of Landlord's Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord's Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The foregoing calculations shall not entitle Landlord to collect, collectively from all of the tenants in the Complex, an amount exceeding one hundred percent (100%) of the Landlord's Operating Expenses incurred by Landlord with respect to the pertinent calendar year.

2.6.1	Tenant's Escalation Payments

(A)    If with respect to any calendar year starting on or after January 1, 2015 and falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 2.6) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 2.6) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the "Operating Cost Excess"), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (301h) day following receipt by Tenant of the statement referred to below in this Section 2.6.1, the amount of such excess. Operating Expenses (as defined in Section 2.6) do not include the tenant electricity to be paid by Tenant as part of the Annual Fixed Rent.

(B)    Commencing on the Premises A Commencement Date, payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C)    No later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Landlord's Operating Expenses, the Base Operating Expenses and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of the Operating Cost Excess and the amount of the Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. The foregoing obligation shall survive the expiration or sooner termination of this Lease.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D)    Subject to the provisions of this paragraph and provided no uncured monetary Event of Default of Tenant exists, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of the Tax Excess (as defined in Section 2.7 below), Operating Cost Excess, and Tenant's Electricity Payment (as defined in Section 2.8 below):

(1)    Such documentation and calculations shall be made available to Tenant at the offices in the greater Boston area where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

(2)    Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Landlord's Tax Expenses, Landlord's Operating Expenses or the Electricity Excess, as applicable.

(3)    Except as provided by the last sentence of this Section 2.6. l (D), any request for examination in respect of any Tax Year or calendar year, as applicable, may be made no more than one (1) year after Landlord advises Tenant in writing of the actual amount of Landlord's Tax Expenses, Landlord's Operating Expenses or the Electricity Excess, as applicable in respect of such period and Tenant receives the appropriate year-end statement required under Section 2.6, Section 2.7 or Section 2.8, as applicable (provided, however, that if after any audit is performed hereunder, it is finally determined that Tenant has been overcharged on account of Landlord's Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Tenant may request to examine the documentation and calculations for the overcharged item for the immediately preceding Tax Year or calendar year, as applicable).

(4)    In no event shall Tenant utilize the services of any examiner who is being paid by Tenant on a contingent fee basis, unless such examiner is being retained by Tenant on a national basis to examine payments under Tenant's other leases of space.

(5)    As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Tenant and Landlord, agreeing to keep confidential any information which it discovers about Operating Expenses or Tax Expenses (to the extent not otherwise available from other sources who are not under any obligation of confidentiality with respect to the same) in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its consultants, attorneys, accountants and permitted subtenants and assignees (existing or proposed) so long as such subtenants or assignees execute and deliver to Landlord similar confidentiality agreements. Nothing shall prevent Tenant from disclosing such information if required by any court or governmental agency or authority, or in connection with any dispute arising under this Lease.

(6)    If, after the audit by Tenant of Landlord's books and records pursuant to this Section 2.6.1 with respect to any calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Landlord's Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Landlord shall credit any such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of
Landlord's Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Tenant shall, within forty-five (45) days of such determination, pay any such underpayment to Landlord.

(7)    If, after any such audit is performed, it is finally determined that Tenant has been overcharged on account of Landlord's Tax Expenses Allocable to the Premises,
Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in performing such audit. The foregoing obligation shall survive the expiration or sooner termination of this Lease.

Landlord shall have no right to correct any year end statement with respect to any Tax Year or calendar year after the date which is the later of (x) one (1) year after the end of the period in question, or (y) one (1) year after Landlord receives a bill from the applicable utility company or governmental authority for the expense at issue. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination as set forth in Section 2.6.1(D)(3) hereof (subject to the proviso set forth at the end of subsection (3) above regarding Tenant's ability to request examinations for prior years).

2.7	Real Estate Taxes

Commencing on July 1, 2015, if with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the "Tax Excess") then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord (Landlord shall provide a copy of any relevant tax bill(s) if requested by Tenant within thirty (30) days of Tenant's receipt of a statement) showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the
Site, abatements and refunds of any taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant, the amount thereof overpaid by Tenant (if any) for the period covered by such statement, and the amount thereof remaining due from Tenant (if any) for the period covered by such statement.
Expenditures for legal fees and for other expenses incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding Tax Year or fraction thereof. Any balance shown as due to Tenant shall be credited against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refunded to Tenant if the Term has ended and Tenant has no further obligation to Landlord). The foregoing obligation shall survive the expiration or sooner termination of this Lease.

In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

Terms used herein are defined as follows:

(i)	"Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii)
"Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(iii)
"Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

(iv)	"Base Taxes" is hereinbefore defined in Section 1.1.

(v)
"Base Taxes Allocable to the Premises" means the same proportion of Base Taxes for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(vi)	"Real estate taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Complex (including without limitation, if applicable, the excise prescribed by Massachusetts General Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the City of Waltham pursuant to agreement between Landlord and the City) and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes
(collectively, "Abatement Expenses"), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part (but only to the extent of such part) of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Complex, federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Complex is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

(vii)	If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

(viii)
If Landlord shall receive any tax refund or reimbursement of Taxes to which Tenant has made payment hereunder and such refund or reimbursement is not reflected in the statement delivered by Landlord above with respect to the applicable tax year, then after deducting Landlord's actual expenses incurred in obtaining such refund (unless such expenses were previously recovered as part of

Taxes), Landlord shall refund to Tenant an amount equal to Tenant's contributed share of such refund or reimbursement.

Nothing contained in this Section 2.7 shall entitle Landlord to collect, collectively from all of the tenants of the Complex, an amount exceeding 100% of Landlord's Tax Expenses with respect to the pertinent Tax Year.

Landlord will, upon the written request of Tenant, who together with other tenants lease at least fifty (50%) of the Rentable Floor Area of the Building, either apply for abatements, or allow such tenants to apply for abatements in their own name, or in Landlord's name, at their own cost (subject to such tenants' right to recover such reasonable costs on a first dollar basis from the abatement proceeds, if any). If such tenants apply for an abatement of real estate taxes, then Landlord shall have the right to be involved in each step of the abatement process, including, without limitation, Landlord's right to approve all filings in connection with such abatement proceedings (such approval not to be unreasonably withheld) and the right to attend all meetings between Tenant and its representatives and the representatives of the City of Waltham.

2.8	Tenant Electricity

(A)Landlord has installed check meters ("Main Check Meters") to measure tenant electric usage for the Premises as provided in this Section 2.8. If a Main Check Meter serves only the Premises or an entire floor leased to a tenant, it is herein referred to as a "dedicated" Main Check Meter; if it serves all or a portion of the Premises in common with other premises, it is herein referred to as a "shared" Main Check Meter. Such Main Check Meter(s) shall primarily measure electricity used for lights and electrical equipment utilized in the Premises, perimeter electric heat, existing supplemental HVAC equipment, and fan-powered and variable air volume boxes which are part of the HVAC system serving the Premises. Any further equipment (including supplemental HVAC equipment) installed by or at the request of Tenant, or in accordance with Exhibit C, shall have separate check meter(s) ("Supplemental Check Meters") installed at Tenant's expense. On each floor there shall be one or more Main Check Meter(s) serving all of the floor such that the portions of the Premises located on full floors shall be served by dedicated Main Check Meters. With respect to any portion of the Premises that may in the future not be separately check metered on a dedicated Main Check Meter, Landlord will not unreasonably withhold its consent to Tenant to install dedicated Main Check Meter(s) serving solely such portion of the Premises at Tenant's sole cost and expense.

(B)Tenant's share of the costs of electricity shall be determined by Landlord on the following basis:

(i)	Landlord will cause the check meters serving the Premises to be read periodically (but in no event less than quarterly).

(ii)
For portions of the Premises served by dedicated Main Check Meter(s), and for all Supplemental Check Meter(s) serving the Premises, Tenant's allocable share of electricity costs for the period ("Tenant's Electricity Payment") shall be determined by multiplying the actual average cost actually paid by Landlord per kilowatt hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the dedicated Main Check Meter(s) and Supplemental Check Meter(s) for Tenant's Premises.

(iii)
For portions of the Premises served by shared Main Check Meter(s), if any, the Tenant's Electricity Payment shall be determined by multiplying the cost actually paid by Landlord per kilowatt hour by the number of kilowatt hours utilized as indicated by such shared Main Check Meter(s), and multiplying such total cost by a fraction, the numerator of which is the rentable area leased to Tenant and the denominator of which is the total rentable area under lease to tenants (inclusive of any vacant spaces where electricity is being used on a regular basis) served by such shared Main Check Meter(s); provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at such portion of the Premises exceeds the amount being paid by Tenant, then Landlord shall deliver to Tenant written documentation establishing Landlord's basis for such determination and Landlord may charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease, subject to Tenant's right to challenge such determination pursuant to Section 2.6. l(D).

(iv)
Where part or all of the rentable area on a floor has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant's allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of electricity for such floor for said period.

(C)Tenant shall make estimated payments on account of Tenant's Electricity Payment, as reasonably estimated by Landlord, on a monthly basis. No later than one hundred twenty (120) days after the end of each calendar year falling within the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord, showing for the preceding calendar year the Tenant's Electricity Payment. Said statement to be rendered to Tenant also shall show for such period the amounts already paid by Tenant on account of Tenant's Electricity Payment and the amount of Tenant's Electricity Payment remaining due from, or overpaid by, Tenant for the period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (301h) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord, which obligation shall survive the expiration or sooner termination of this Lease. All payments by Tenant on account of Tenant's Electricity Payment shall be deemed Additional Rent and shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. Tenant shall have the right to examine Landlord's records relating to Tenant's Electricity Payment and to dispute the amounts claimed to be owed by Landlord in accordance with the provisions of Section 2.6.1(D) of this Lease.

(D)All costs of electricity billed to Landlord, other than the costs of tenant electricity allocated pursuant to the procedures established herein, shall be treated as part of Landlord's Operating Expenses for purposes of determining the allocation of those costs. Taxes imposed upon the electricity furnished to the Building and paid by Landlord shall be included in the calculation of electricity charges payable under this Lease, however, there shall not be included in such electricity charges any tax imposed upon Landlord on account of Landlord's sale, use or resale of electrical energy to Tenant or other tenants in the Building (i.e., no double taxation due to the fact that Landlord is not a licensed reseller of electricity).]

(E)Landlord shall be responsible for the maintenance, repair and replacement of the Main Check Meter(s) and Tenant shall be responsible for the maintenance, repair and replacement of the Supplemental Check Meter(s).

(F)Also, in the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA's Energy Star® rating system ("Energy Star"), Landlord may, at any time during the Term, require the installation in accordance with Energy Star of separate metering or check metering equipment (Tenant being responsible for the costs of any such meter or check meter and the installation and connectivity thereof). Tenant shall directly pay to the utility all electric consumption on any meter and shall pay to Landlord, as Additional Rent, all electric consumption on any check meter within thirty
(30) days after being billed thereof by Landlord, in addition to other electric charges payable by Tenant under this Lease.

ARTICLE III

Condition of Premises

3.1    Preparation of Premises

The condition of the Premises upon Landlord's delivery along with any work to be performed by Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof. Without in any way derogating from Landlord's ongoing repair and maintenance obligations under this Lease, Tenant acknowledges that Tenant is leasing the Premises A in "AS IS, WHERE IS" condition, and Landlord shall have no obligation to perform any alterations, additions or improvements to prepare the same for Tenant's initial use and occupancy. Tenant acknowledges that without in any way derogating from Landlord's ongoing repair and maintenance obligations under this Lease, Tenant will accept the Premises A in the Delivery Condition, (but otherwise "AS IS, WHERE IS"), and any desired alterations, additions or improvements to the same shall be the sole responsibility of Tenant.

ARTICLE IV

Landlord's Covenants; Interruptions and Delays

4.1	Landlord Covenants

4.1.1	Services Furnished by Landlord

To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Central Suburban 128 Market subject to escalation reimbursement in accordance with Section 2.6 (except as may otherwise be expressly provided in said Exhibit C).

4.1.2	Additional Services Available to Tenant

To furnish, at Tenant's expense, reasonable additional building operation services which are usual and customary in similar office buildings in the Central Suburban 128 Market, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the reasonable cost of any such additional building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

4.1.3	Roof, Exterior Wall, Floor Slab and Common Facility Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise expressly provided in Article VI and subject to the escalation provisions of Section 2.6, (i), to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in first class condition and (ii) to maintain the Common Areas of the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Central Suburban 128 Market.

4.1.4	Signage

(a)
Premises Signage. Tenant may install, at Tenant's expense, letters or numerals on exterior doors in the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b)
Lobby Signage. For so long as (i) Tenant leases from Landlord a minimum of fifty four thousand three hundred and seventy-two (54,372) square feet of floor area in the Building, and (ii) Tenant has not assigned this Lease or sublet more than fifty percent (50%) of the Premises (except for an assignment or subletting permitted pursuant to Section 5.6.4), Tenant shall be permitted, at Tenant's expense, to erect a sign in the main lobby of the Building containing Tenant's name and logo in the location shown on Exhibit M (the "Lobby Sign"). The design, lighting, method of installation, proportions and color of such Lobby Sign shall be subject to the prior approval of Landlord (which shall not be unreasonably withheld, delayed or conditioned) and any applicable laws. Tenant acknowledges and agrees that Tenant's right to the Lobby Sign pursuant to this Section 4. l .4(b) is not on an exclusive basis and that Landlord may grant other tenants in the Building the right to signage in the main lobby of the Building, provided that no such signage will materially impair the visibility of Tenant's Lobby Sign. Tenant acknowledges and agrees that it shall be Tenant's responsibility to repair, at Tenant's expense, any damage caused to the wall and the wall system by the installation, modification, or removal of the Lobby Sign (it being agreed that Landlord shall have the right to require Tenant to remove the same at the expiration or earlier termination of the Term), which may include replacement of the entire wall system, so that such areas are restored to like new condition. In the event Tenant erects the Lobby Sign pursuant to this Section 4. l.4(b) and Tenant subsequently reduces the size of its Premises to less than fifty-four thousand three hundred and seventy-two (54,372) square feet of floor area in the Building, or assigns this Lease or subleases more than fifty percent (50%) of the Premises (except for an assignment or subletting permitted pursuant to Section 5.6.4) so that Tenant no longer leases and occupies at least fifty-four thousand three hundred and seventy two (54,372) square feet of square floor area in the Building, Tenant agrees that it shall promptly remove such Lobby Sign at Tenant's expense in accordance with the foregoing requirements, and in the alternative and at the election of Landlord, Landlord shall have the right remove Tenant such signage and restore the areas disturbed by the same at Tenant's expense. The right to the Lobby Sign granted pursuant to this Section 4.1.4(b) is personal to Care.com, Inc., and may not be transferred to any third party (other than to a Permitted Transferee under Section
5.6.4 below). To the extent the Lobby Sign granted to Tenant pursuant to this Section
4. l .4(b) is no longer available to Tenant pursuant to the terms of this Section 4.1.4(b), then Landlord shall provide customary directory signage in the lobby as it then generally available to tenants of the Building at Tenant's expense (if it is customary that such signage is at the expense of tenants).

(c)
Exterior Building Signage. For so long as (i) Tenant leases from Landlord a minimum of fifty-four thousand three hundred and seventy-two (54,372) square feet of floor area in the Building, (ii) no monetary or material non-monetary Event of Default exists, and (iii) Tenant has not assigned this Lease or sublet more than fifty percent (50%) of the Premises (except for an assignment or subletting permitted pursuant to Section 5.6.4), Tenant shall be permitted, at Tenant's expense, to erect an exterior sign facing Route 95 on the northwest-facing corner of the Building containing Tenant's name and logo within the "Tenant's Exclusive Signage Area" as shown on Exhibit N (the "Building Sign"). The design, lighting, proportions, method of installation and color of such Building Sign shall be subject to the prior approval of Landlord (which shall not be unreasonably withheld, delayed or conditioned) and shall be further subject to the requirements of the Zoning By-Law of the City of Waltham and any other applicable laws and to Tenant obtaining all necessary permits and approvals therefor prior to installation of the same. Tenant acknowledges and agrees that it shall be Tenant's responsibility to repair, at Tenant's expense, any damage caused to the Building by the installation, modification, or removal of the Building Sign (it being agreed that Landlord shall have the right to require Tenant to remove the same at the expiration or earlier termination of the Term) and to restore any areas of the Building impacted by installation or removal of the Building Sign.
Tenant acknowledges and agrees that Tenant's right to signage on the Building pursuant to this Section 4.1.4(c) is not on an exclusive basis and that Landlord may grant other tenants in the Complex the right to signage on the Site and/or Building; provided, however, that for so long as Tenant meets the foregoing requirements for installing the Building Sign, Landlord shall not grant another tenant rights to exterior signage on the Building in the area shown as "Tenant's Exclusive Signage Area" on Exhibit N. In the event Tenant erects a sign pursuant to this Section 4.l.4(c) and

Tenant subsequently reduces the size of its Premises to less than fifty-four thousand three hundred and seventy-two (54,372), assigns this Lease or subleases more than fifty percent (50%) of the Premises (except for an assignment or subletting permitted pursuant to Section 5.6.4) so that Tenant no longer leases from Landlord and occupies at least fifty-four thousand three hundred and seventy-two (54,372) square feet of square floor area in the Building, Tenant agrees that it shall promptly remove such signage at Tenant's expense (in the alternative at the election of Landlord, Landlord shall have the right remove Tenant such signage at Tenant's expense), and Tenant's right to exclusive signage in the "Tenant Exclusive Signage Area" shall no longer be applicable. The right to the Building Sign granted pursuant to this Section 4. l.4(c) is personal to Care.com, Inc., and may not be transferred to any third party (other than to a Permitted Transferee under Section 5.6.4 below). Subject to Tenant's (i) compliance with the foregoing requirements and all other applicable provisions of this Lease, (ii) delivery of evidence of all insurance required under this Lease, and
(iii) delivery of the letter of credit to Landlord in compliance with the requirements of Section 9.19 below, Landlord agrees that Tenant shall have the right to install the Building Sign at any time after the date of this Lease.

(d)
Monument Signage. For so long as (i) Tenant leases from Landlord a minimum of fifty-four thousand three hundred and seventy-two (54,372) square feet of floor area in the Building, and (ii) Tenant has not assigned this Lease or sublet more than fifty percent (50%) of the Premises (except for an assignment or subletting permitted pursuant to Section 5.6.4), Tenant shall be permitted, at Tenant's expense, to install

Tenant's name on the monument sign at the entry to the Complex as shown on Exhibit 0 (the "Monument Sign") subject to the requirements of the Zoning By-Law of the City of Waltham and any other applicable laws and to Tenant obtaining all necessary permits and approvals therefor prior to installation of the same. Tenant acknowledges and agrees that Tenant's right to signage on the monument pursuant to this Section
4. l .4(d) is not on an exclusive basis and that Landlord may grant other tenants in the Complex the right to signage on such monument and to install other monuments for signage of other tenants without identifying Tenant on the same. In the event Tenant is identified on the Monument Sign pursuant to this Section 4.l.4(d) and Tenant subsequently reduces the size of its Premises to less than fifty-four thousand three hundred and seventy-two (54,372), assigns this Lease or subleases more than fifty percent (50%) of the Premises (except for an assignment or subletting permitted pursuant to Section 5.6.4) so that Tenant no longer leases from Landlord and occupies at least fifty-four thousand three hundred and seventy-two (54,372) square feet of square floor area in the Building, Tenant agrees that Landlord shall have the right remove Tenant such signage at Tenant's expense. The right to the Monument Sign granted pursuant to this Section 4.l.4(d) is personal to Care.com, Inc., and may not be transferred to any third party (other than to a Permitted Transferee under Section
5.6.4 below).

4.2	Interruptions and Delays in Services and Repairs, Etc.

(a)
Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation by reason of Force Majeure (as defined in Section 9.26 hereof), Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, but Landlord shall nonetheless use commercially reasonably efforts to mitigate the adverse impact of any such event on Tenant's use and enjoyment of the Premises to the extent it is within Landlord's reasonable ability to do so under the circumstances.

(b)
Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(c)
Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or

(iii)failure of electric, water, sewer, natural gas or elevator service, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Annual Fixed Rent, Tax Excess and Operating Cost Excess and the Electricity Payment shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant's business until the day such condition no longer has the material adverse effect referred to above. For the purposes hereof, the "Premises Untenantability Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control.

In addition, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric, water, sewer, natural gas or elevator service, the operation of Tenant's business in the Premises in the normal course is materially adversely affected for a period of five (5) consecutive months after Landlord's receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises for the period of such untenantability and such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant, or Tenant's agents, employees or contractors, then Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)	Said notice shall be given after said five (5) month period.

(ii)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)	If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.

(iv)	Subject to subsection (iii), the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

The remedies set forth in this Section 4.2 shall be Tenant's sole remedies for the events described herein. The provisions of this subsection (c) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article VI below).

ARTICLE V

Tenant's Covenants

Tenant covenants and agrees to the following during the Term and such further time as Tenant occupies any part of the Premises:

5.1	Payments

To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2. In the event Tenant pays any utilities for the Premises directly to the utility company or provider, Tenant shall provide Landlord copies of the utility bills relating to the Premises upon request of Landlord.

5.2	Repair and Yield Up

Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors within, or exclusively serving, the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least sixty (60) days before such expiration or termination (unless otherwise specified by Landlord as set forth in Section 5.12), the wiring for Tenant's computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers, and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall (subject to Section 8.13 below) be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other buildings caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessionaires or invitees. Landlord agrees that Tenant shall have the right to use any supplemental air conditioning system serving each portion of the Premises, including, without limitation, those serving the IT closets in Premises A and Premises C (the "IT AC Units"), as of the applicable Commencement Date. Tenant shall be solely responsible, at its cost, for the maintenance, repair and replacement of all elements of the supplemental air conditioning systems serving the Premises, including, without limitation, the IT AC Units, the supply and return isolation valves located adjacent to the units and the piping located between these valves and the units, throughout the Lease Term, including all electricity consumption costs related thereto except that Landlord shall be responsible for performing the maintenance, repair and replacement of the glycol loop, associated pumps, and dry coolers and related supplies (e.g. glycol) on the roof of the Building, serving the IT AC Units, and Tenant shall be responsible for reimbursing Landlord for Tenant's proportionate share of the cost of the same (including electricity-consumption costs) within thirty (30) days of billing, it being agreed that Tenant's proportionate share of such costs shall be based on the percentage of Tenant's connected load (tonnage) of the applicable IT AC Units bears to the total connected load (tonnage) of the total of all tenant IT AC Units supported by the glycol loop.

5.3	Use

To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine (other than vending machines within the Premises for use by Tenant's employees and business invitees), or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any reasonably objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to unlawfully keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which is reasonably likely to produce or generate any substance which is at the time in question be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 2 lE and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall promptly upon receipt of actual knowledge thereof, notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right (at its sole expense and at reasonable intervals and upon reasonable advance notice) to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing (provided that, except in cases of emergency, Landlord provides Tenant at least two (2) business days' prior written notice of any such inspection). Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for Tenant's business operations, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

Landlord represents and warrants to Tenant that, except as set forth in that certain MCP Environmental Summary Letter dated November 5, 2007 from Sanborn, Head & Associates, Inc. (a copy of which has been provided to Tenant), to the best of Landlord's actual knowledge as of the date of this Lease there are no Hazardous Materials in the Building or on the Site which are or would be required to be removed or otherwise abated in accordance with applicable
Hazardous Materials Laws. Subject to the limitations of Section 8.4 hereof, Landlord shall use reasonable efforts to remove or abate, as required by applicable Hazardous Materials Laws and without inclusion in Operating Expenses (except as set forth in Section 2.6(xi)), (x) Hazardous Materials on the Site or in the Common Areas, the structural elements or the base building systems of the Building and (y) Hazardous Materials that are present in other areas of the Building as the result of the actions of Landlord, its employees, agents or contractors.
Notwithstanding the foregoing but without limitation of Tenant's rights under Section 4.2 of this Lease, Landlord's obligation to remove or abate Hazardous Materials pursuant to this Section 5.3 shall not apply to (i) requirements of Hazardous Materials Laws resulting from the use of Hazardous Materials, or additions, alterations or improvements in the Premises, by Tenant or anyone claiming by, through or under Tenant, or (ii) Hazardous Materials which are in the Building or on the Site because of the action or inaction of any tenant or occupant in the
Building, including Tenant or any employee, agent or contractor thereof, or (iii) any tenant space in the Building, including the Premises, and any additions, alterations and improvements therein, unless in the case of this clause (iii) such Hazardous Materials (1) existed in, at or on the Premises, the Building or the Site prior to the Premises A Commencement Date (unless caused by Tenant in connection with its occupancy prior to such date) or migrated to the Premises, the Building or the Site from another property or (2) are present as the result of the action or inaction of Landlord, its affiliate, employees, agents or contractors. In connection with the foregoing, Landlord hereby agrees to use best efforts to enforce the terms of its leases with other tenants of the Building in the event of a violation of Hazardous Materials Laws resulting from the action or inaction of any tenant or occupant of the Building or any employee, agent or contractor thereof;

provided, however, that, subject to Section 4.2, in no event shall Landlord be liable to Tenant for any violation of Hazardous Materials Laws by any tenant or occupant of the Building.

Subject to the limitations of Section 8.13 and 9.3 hereof, Landlord agrees to defend with counsel first approved by Tenant (counsel appointed by Landlord's insurance carrier shall be deemed approved by Tenant and for any other circumstances such approval shall not be unreasonably withheld or delayed), indemnify and save Tenant harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith resulting from the failure of Landlord to fulfill its obligations under this Section 5.3 or any breach of Landlord's representations and warranties under this Section 5.3; provided, however, that in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant's Property and Landlord shall in no event be liable for indirect or consequential damages.

5.4	Obstructions; Items Visible From Exterior; Rules and Regulations

Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord (or as otherwise provided in this Lease) to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations or the requirements of any customer handbook currently in existence or hereafter implemented, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such rules and regulations. Landlord shall not enforce such rules and regulations other than in a non-discriminatory manner. In the event that there shall be a conflict between such rules and regulations and this Lease, the provisions of this Lease shall prevail.

5.5	Safety Appliances

To keep the Premises equipped with all safety appliances required by law or ordinances or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

5.6	Assignment; Sublease

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises without having obtained the prior written consent of Landlord if and to the extent required below. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall, at Landlord's election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1
Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall give Landlord notice (the "Proposed Transfer Notice") of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 5.6.3 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, all other information necessary to make the determination referred to in said Section 5.6.3 and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.4 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.4.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6 shall be applicable.

5.6.2	Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires:

(a)	to assign this Lease other than to a Permitted Transferee; or

(b)
to sublet such portion (the "Sublease Portion") of the Premises as (x) contains by itself at least fifty percent (50%) of the Rentable Floor Area of the Premises or (y) with other subleases then in effect, would bring the total amount of the Premises then subleased to fifty percent (50%) or more of the Rentable Floor Area of the Premises, in either case for a term equal to all or substantially all of the remaining Lease Term hereof; or

(c)
to sublet any Sublease Portion consisting of 25,000 square feet of rentable floor area or more for a term equal to all or substantially all of the remaining Lease Term hereof (any such sublease under this subparagraph (c) or subparagraph (b) above being hereinafter referred to as a "Major Sublease");

then Tenant shall notif y Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within ten (10) business days after receipt of Tenant's Proposed Transfer Notice (the "Acceptance Period"), to terminate this Lease effective as of what would have been the effective date of such sublease or assignment; provided, however, that upon the termination date, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date; provided further, that such notice of termination shall be null and void and of no force and effect and this Lease shall remain in full force and effect, if within five (5) days after Landlord's notice to terminate this Lease, Tenant notifies Landlord that Tenant withdraws Tenant's request to assign the Lease or sublet the Premises (a "Rescission Notice"), but Tenant shall have the right to submit a Rescission Notice only if it has not submitted a Rescission Notice during the prior 12-month period.

Notwithstanding the foregoing, in the event of a Major Sublease:

(i)
Landlord shall only have the right to so terminate this Lease with respect to the Sublease Portion and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, Additional Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises;

(ii)
in the case of Major Sublease for less than all or substantially all of the then-remaining Lease Term, Landlord shall only have the right to suspend the term of this Lease with respect to the Sublease Portion pro tanto for the term of the proposed sublease (i.e. the Term of the Lease in respect of the Sublease Portion shall be terminated for the term of the proposed sublease and then reinstated upon the expiration or earlier termination of such sublease term); and

(iii)
in the case of a proposed Major Sublease which, when combined with other subleases of the Premises then in effect reaches the fifty percent (50%) of the Premises threshold set forth above for Landlord to recapture, Landlord may only exercise its recapture rights with respect to the proposed Major Sublease, but may not exercise its recapture rights or terminate this Lease as to any subleases of the Premises previously entered into by Tenant.

In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 5.6.3, 5.6.5 and 5.6.6 shall be applicable. In the case of a Major Sublease where Landlord has exercised its termination right pursuant to this Section 5.6.2, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises. This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.4. In the event of a suspension of this Lease in respect of a Major Sublease, Tenant shall have no liability for any act or omission by Landlord (as sublessee of the Sublease Portion) or any assignee or sub-sublessee of Landlord, and Landlord's indemnity set forth in Section 8.1.1 below will be applicable with respect to the foregoing actions. Upon the end of such suspension, Landlord will return the Sublease Portion in substantially the same in the same condition as existed on the effective date of such suspension, reasonable wear and tear excepted subject to Article VI below.

5.6.3    Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.5 and 5.6.6 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.2, or shall have failed to give any or timely notice under Section 5.6.2, then for a period of one hundred eighty (180) days
(i)after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 5.6.2 as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises substantially in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of
Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonabl y withholding its consent to such a proposed assignment or subleasing if:

(a)
the proposed assignee or subtenant is an occupant of the Building or elsewhere on the Site or is in active negotiation (as evidenced by submission of written term sheets or similar communications within the prior ninety (90) days) with Landlord and Landlord has existing space in the Building that satisfies such party's needs, or

(b)
the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building in the Route 128/Metrowest rental market (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(c)	given appropriate weight, if applicable, to the fact that Tenant will nevertheless remain liable under this Lease, the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

(e)
the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden generated by normal and customary office usage; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)	there shall be existing a monetary or material non-monetary Event of Default (defined in Section 7.1), or

(g)
any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(h)
the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease if such holder has approval rights under applicable agreements between the holder and Landlord, or

(i)
due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building which covenant or restriction is in effect as of the date of this Lease.

5.6.4
Notwithstanding the provisions of Sections 5.6, 5.6.2, 5.6.3 and 5.6.5, but subject to the provisions of Sections 5.6.1 and 5.6.6, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the "Successor Entity")

(i)    which controls or is controlled by Tenant or by Tenant's parent corporation or entity or which is under common control with Tenant, provided that such transfer or transaction is for a legitimate regular business purpose of Tenant other than the principal purpose of a transfer of Tenant's interest in this Lease, or (ii) which purchases all or substantially all of the assets of Tenant, or (iii) which purchases all or substantially all of the stock of (or other ownership or membership interests in) Tenant or (iv) which merges or combines with Tenant, provided that in any of the foregoing events, the entity (A) to which this Lease is assigned has a credit worthiness (e.g. net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease, or (B) which sublets the Premises has a credit worthiness sufficient to perform its obligations under such sublease (the foregoing transferees referred to, individually or collectively, as a "Permitted Transferee"). Except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary within two (2) years following such assignment or sublet, such cessation shall be considered an assignment or subletting requiring Landlord's consent.

5.6.5
In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.4 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate prorations in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "AssignmenUSublease Net Revenues" shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, advertising and marketing costs, rent concessions, attorneys' fees, architect and construction management fees, and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within thirty (30) days of receipt of same by Tenant.

5.6.6
(A)    It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.4 above, or consented to under Section 5.6.3 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a commercially reasonable form and containing terms and provisions reasonably acceptable to Tenant and Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the Annual Fixed Rent,

Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 5.6 through 5.6.6 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, unless otherwise provided in such consent agreement (it being understood and agreed that the foregoing shall not be construed so as to require Landlord to recognize any subtenant), the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord's option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant's control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord's review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the either (i) $1,000.00 for time spent by Landlord's in-house personnel or (ii) the actual and reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request.

(C)If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time while an Event of Default exists and continues uncured hereunder, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.3 above or the consummation of an assignment or subletting of right under Section 5.6.4 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord (if and to the extent required under this Lease) to any further assignment or subletting.

(E)Without limiting Tenant's obligations under Section 5.12, and except with respect to costs following a recapture by Landlord as provided above, Tenant shall be responsible, at Tenant's sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(F)In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be reasonably approved by Landlord, including, without limitation, all requirements concerning access and egress (ii) in the event the subleased premises are separately physically demised from the remainder of the
Premises, and except as provided in Section 5.6.2, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) at any given time, there shall be no more than three (3) subleases in effect.

(G)Notwithstanding anything to the contrary provided in Section 5.6.5 above, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits reasonably allocable (in Landlord's reasonable determination consistent with Section 5.6.5) to any calendar month of the Term during which there is or was existing, at any time during said calendar month, a monetary or material non-monetary Event of Default (as defined in Section 7.1).

5.7	Right of Entry

To permit Landlord and its agents to examine the Premises at (i) reasonable times and upon reasonable prior notice, (ii) accompanied by a representative of Tenant if Tenant so elects, and
(iii) in compliance with Tenant's reasonable security requirements (established from time to time and of which Landlord has prior written notice) (clauses (i) through (iii) collectively, the "Entry Requirements") and, if Landlord shall so elects, in compliance the Entry Requirements, (x) to make any repairs or replacements required of Landlord under this Lease or which Landlord may deem reasonably necessary, (y) to remove, at Tenant's expense, to the extent any such item requires the consent of Landlord under this Lease, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing, or (z) to show the Premises (A) to prospective tenants during the eleven (11) months preceding expiration of the Term and (B) to prospective purchasers. Notwithstanding the foregoing, the building superintendent and those individuals involved in the cleaning and regular daily maintenance of the Building shall not be subject to the Entry Requirements. Further notwithstanding anything in the foregoing to the contrary, in the event of an emergency that could cause damage to health, safety or property, Landlord shall use good faith efforts to follow Tenant's Entry Requirements and in such event Landlord will be required to give only such notice that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives (although these parties may still accompany Landlord if they are available and wish to do so).

In the event Tenant sends a notice alleging the existence of a dangerous or unsafe condition, any requirements for prior notice or limitations on Landlord's access to the Premises contained in this Lease shall be deemed waived by Tenant so that Landlord may immediately exercise its rights under this Section 5.7 and Section 9.16 in such manner as Landlord deems necessary in its sole discretion to remedy such dangerous or unsafe condition. In connection with the exercise of its rights under this paragraph, Landlord shall use commercially reasonable efforts to minimize or avoid inconvenience to Tenant in connection with its exercise of the rights granted herein (consistent with the nature of the rights being exercised).

5.8	Floor Load; Prevention of Vibration and Noise

Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to minimize such vibration or noise so that there shall be no interference with other tenants in the Building.

5.9	Personal Property Taxes

To pay promptly when due all taxes which may be imposed upon "Tenant's Property" (as defined in Section 8.4 hereof) in the Premises to whomever assessed.

5.10	Compliance with Laws

To comply with all applicable Legal Requirements now or hereafter in force regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Legal Requirements that relate to the Base Building (as hereinafter defined), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or alterations, additions or improvements in the Premises performed or requested by Tenant. "Base Building" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.10.

5.11	Payment of Litigation Expenses

As Additional Rent, to pay all reasonable out-of-pocket costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor (Landlord hereby similarly agreeing to reimburse Tenant for all reasonable out-of pocket costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving a bankruptcy proceeding of Landlord).

5.12	Alterations

Except as provided herein, Tenant shall not make alterations and additions to Tenant's Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible from outside of the Premises shall be in Landlord's sole discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Article III) which (a) in Landlord's opinion would reasonably be expected to adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or materially increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent in any material respect, in
Landlord's reasonable judgment, with alterations satisfying Landlord's then applicable standards for new alterations which are uniformly applied to all tenants of the Building. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of this Lease with respect to Tenant's insurance obligations (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord's agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord's interest in the Complex in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord (together with reasonable supporting back up documentation), Tenant shall pay to Landlord as a fee for Landlord's review of any work or plans (excluding any review respecting initial improvements performed pursuant to Article III hereof but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for time spent by senior staff, and $100 per hour for time spent by junior staff (not to exceed $1,500 in the aggregate with respect to a proposed alteration or addition provided the proposed alteration or addition will not impact Building structure or base building systems), plus (ii) reasonable third party expenses paid by Landlord to review Tenant's plans and Tenant's work. Except for any additions or alterations which Tenant requests to remain in the Premises in Tenant's notice seeking Landlord's consent for the installation thereof (which notice shall specifically refer to this Section 5.12) and for which Landlord specifically agrees in writing may remain, all alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or
Site or unreasonably interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by contractors or workers first approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned. Nothing herein shall be construed to permit Landlord to require Tenant to use union labor for any alterations or improvements. Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them, and to the extent the proposed alterations or improvements are of such a magnitude that a bond or other security would customarily be required, security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry insurance in accordance with Section 8.14 herein and to deliver to Landlord certificates of all such insurance. With respect to alterations or improvements that are of a nature such that as-built plans would customarily be prepared, Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant's computer, telephone and other communications systems is installed by Tenant or Tenant's contractor. Without limiting any of Tenant's obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide such reasonable rules and regulations relative to the performance of any alterations, additions, improvements and installations hereunder (which shall be applied in a non discriminatory manner) and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any incremental real estate taxes on the Complex which shall, at any time after commencement of the Term, be demonstrated to directly and solely result from any alteration, addition or improvement to the

Premises made by Tenant. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

Notwithstanding the terms of this Section 5.12, Tenant shall have the right, without obtaining the prior consent of Landlord, but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(a)	the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

(b)
the same do not affect the roof or any structural element of the Building, or adversely affect the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building; and

(c)
with the exception of installation or replacement of cabinetry, painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (c)), the cost of any individual alteration, addition or improvement shall not exceed $75,000.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during the Lease Term shall not exceed $450,000.00 in cost to each floor of the Premises; and

(d)
Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost to the extent demonstrated to be directly and solely resulting from such work;

provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may require Tenant to restore the Premises to its condition prior to construction of such improvements (reasonable wear and tear excepted) at the expiration or earlier termination of the Lease Term. To the extent Tenant delivers such plans and specifications and clearly requests in writing the additions or alterations shown thereon which Tenant desires to remain in the Premises (which notice shall specifically refer to this Section 5.12) at the expiration or earlier termination of the Lease Term, Landlord agrees to notify Tenant within thirty (30) days thereafter of which of such items may remain at the expiration or earlier termination of the Lease Term.

5.13	Vendors

Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Complex or unreasonably interfere with Building construction or operation and shall be performed by vendors first approved by Landlord.
Notwithstanding the foregoing, the following vendors do not require Landlord's approval: brokerage, legal, employment staffing, accounting, consulting, professional service, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Building (but not architects) and food catering.

5.14	OFAC

(a)
As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to

Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) knowingly has conducted or knowingly will conduct business or knowingly has engaged or knowingly will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this
Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.
In connection with the foregoing, is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 7. l(a)(iv) of this Lease and shall be covered by the indemnity provisions of Section 8.1 below, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (a) the phrase "owned or controlled directly or indirectly by any person, group, entity or nation" and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

(b)
As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the OFAC pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii)

Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Landlord (nor any person, group, entity or nation which owns or controls Landlord, directly or indirectly) knowingly has conducted or knowingly will conduct business or knowingly has engaged or knowingly will engage in any transaction or dealing with any Prohibited Person, including without limitation the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (b) the phrase "owned or controlled directly or indirectly by any person, group, entity or nation" and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, u nit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

5.15	Landlord Representations

Landlord represents to the Tenant that (a) the Permitted Use is permitted as of right at the Site under the Zoning Ordinance for the City of Waltham (and/or pursuant to special permit granted by the City of Waltham) and complies with the requirements of all easement and encumbrance documents; (b) Landlord holds fee simple title to the Site subject to title matters of record but the Site is not subject to any mortgage; (c) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; (d) no other party has any possessory right to the Premises or has claimed the same; and (e) to the best of Landlord's actual knowledge the base building core, shell, and surrounding site work comply with all laws, regulations, and building codes, including without limitation, all laws governing nondiscrimination in public accommodations and commercial facilities, including without limitation, the requirements of the Americans with Disabilities Act (ADA) and all regulations thereu nder, applicable to the Building and the Site at the time of construction and Landlord covenants to keep the same in compliance throughout the Term (provided, however, that notwithstanding the foregoing, in no event shall Landlord be liable to Tenant to the extent such non-compliance is caused by parties other than Landlord, its agents, employees or contractors, Landlord hereby agreeing to use reasonable efforts to enforce lease provisions regarding compliance with laws against tenants of the Building as applicable).

ARTICLE VI

Casualty and Taking

6.1	Damage Resulting from Casualty

In case during the Lease Term the Building or the Site are damaged by fire or casualty and such fire or casualty, Landlord shall within sixty (60) days after the occurrence thereof notif y Tenant in writing of Landlord's reasonable estimate of the length of time necessary to repair or restore such fire or casualty damage from the time that repair work would commence ("Landlord's Restoration Estimate"). If Landlord's Restoration Estimate exceeds two hundred and seventy
(270) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within ten (10) business days after the date of Landlord's Restoration Estimate, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty five (45) days after the date of notice of such termination.

If the Premises is materially damaged and Landlord's Restoration Estimate exceeds two hundred and seventy (270) days from the time that repair work would commence, Tenant may, at its election, terminate this Lease by written notice to Landlord within ten (10) business days after receipt of Landlord's Restoration Estimate, specifying the effective date of termination. The effective date of termination specified by Tenant shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

In case during the last eighteen (18) months of the Lease Term (as the same may be extended), the Premises is damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the date of such fire or casualty, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property (as defined in Section 8.4 hereof), except as expressly provided in the immediately following paragraph of this Section 6.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes and electricity payments according to the nature and extent of the injury to the Premises shall be abated from the date of such casualty until the Premises (and the Common Areas reasonably necessary for Tenant's use and enjoyment of the Premises) shall have been put by Landlord substantially into such condition except for punch list items and long lead items (the lack or incomplete status of which does not materially interfere with Tenant's ability to operate. Notwithstanding anything herein contained to the contrary, so long as Landlord was carrying property insurance required under Section 8.12, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds, plus the amount of any deductible under such policy(ies). If
Landlord was carrying property insurance required under Section 8.12 and such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice ("Landlord's Insufficient Insurance Proceeds Notice") to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant's receipt of Landlord's Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

Unless such restoration is completed within one (1) year from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined in Section 9.26, (but in no event beyond sixteen (16) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2	Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease (or actually carried by Landlord, whichever is broader) and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the date of such fire or casualty, Landlord shall promptly notify Tenant and, unless
Landlord elects to use its own resources to pay for the restoration, either party may, at its election, terminate the Term of this Lease by notice to the other party given within sixty (60)
days after such loss. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If this Lease is not terminated as provided in this
Article VI, Landlord shall restore the damage in accordance with the provisions of Section 6.1 hereof.

6.3	Rights of Termination for Taking

If the entire Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic, as determined by Landlord in its reasonable discretion, as a result of the taking, and provided that the leases of all other tenants in the Building similarly affected by the taking at issue are concurrently terminated (to the extent permitted under the terms of Landlord's leases with such tenants), Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants of the Building whose premises are similarly affected. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice ("Landlord's Insufficient Condemnation Proceeds Notice") to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant's receipt of Landlord's Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes and electricity payment shall be justly and equitably abated and reduced from the date of such taking according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes and the electricity payment shall be abated for the remainder of the Lease Term.

6.4	Award

Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further commercially reasonable assignments and assurances thereof as Landlord may from time to time reasonably request.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of then-unamortized cost of any Alterations or improvements made by Tenant at its expense after the date hereof and any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and so taken, relocation and moving expenses and any tangible property so taken which Tenant has a right to claim pursuant to applicable statues, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord's mortgagee, if any, from the taking authority.

ARTICLE VII

Default

7.1	Tenant's Default

(a)	If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

(i)
Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) business days after notice from Landlord thereof; or

(ii)
Landlord having rightfully given the notice specified in subdivision (i) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

(iii)
Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Sections 5.6 through 5.6.5 of this Lease, and shall fail to cancel such assignment or sublease within five (5) business days after receipt of written notice from Landlord thereof; or

(iv)
Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately and materially jeopardize Landlord's interest (such as, but without limitation, failure to maintain general liability insurance, and such failure continues for three (3) business days after written notice from Landlord to Tenant thereof; or

(v)
Tenant shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying in reasonable detail the nature of such neglect or failure (and endeavoring to specify, where possible, the measures which Landlord reasonably believes will cure the same, but the failure to so specify shall not render any such notice of default deficient or ineffective or relieve Tenant from the obligation to cure the same), or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence within thirty (30) days after written notice thereof to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(vi)	Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(vii)
Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(viii)
A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance).

Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)
If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice and with appropriate legal process, re- enter the Premises, either by summary proceedings or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

(c)	In the event that this Lease is terminated under any of the provisions contained in Section
7.1    (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all actual and reasonable out-of-pocket expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord's reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease, except that Tenant shall be credited with the entire amount so received (after the foregoing expense recovery); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereu nder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control within the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts" hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building and other similar buildings in the Route 128/Waltham rental market.

(d)
(i)    Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after such termination and whether or not Landlord shall have collected any damages (including without limitation, those described in paragraph (c) above) as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant for any period prior to such notice, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of eight percent (8%) of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease had not been so terminated over and above, (b) the discounted present value, at a discount rate of eight percent (8%), of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

(ii)
For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

(e)
In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions, abatements or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the

Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f)
The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2	Landlord's Default and Tenant Remedies

Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty
(30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation (except in the case of an emergency which poses threat of injury to person or property, such 30-day period shall be shortened to that period that is reasonable under the circumstances). Except as otherwise expressly provided in this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim. The specified remedies to which Tenant may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Tenant may at any time be entitled lawfully, and Tenant may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for except to the extent expressly limited in this Lease.

ARTICLE VIII

Insurance and Indemnity

8.1	Indemnity

(a)
Tenant's Indemnity. To the fullest extent permitted by law, but subject to the limitations in Section 9.3 hereof, and to the extent not resulting from any act, omission, negligence or willful misconduct of the Landlord Parties (as hereinafter defined), Tenant agrees to indemnify and save harmless the Landlord Parties from and against all claims by third parties of whatever nature to the extent arising from or claimed to have arisen from (i) any negligent or willful and wrongful act, omission or negligence of the Tenant Parties (as hereinafter defined) occurring in the Premises, the Building or Complex; or (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises in accordance with the provisions of Exhibit B-1 attached hereto or (B) the Premises A Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; or (iii) any breach of this Lease by

Tenant (but only to the extent a specific remedy for such breach is not otherwise provided for pursuant to the terms of this Lease). Landlord will reasonably cooperate at the Tenant's expense with Tenant in the defense of any third-party claim. With respect to such third party claim, Tenant shall indemnify and hold harmless the Landlord Parties against any damages, expenses, and costs awarded by a court of competent jurisdiction or that are paid as part of a settlement. Tenant shall have the right to control the defense and settlement of any such third party claim, provided, however, that Tenant shall not settle such claim without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall give Tenant prompt notice of any third party claim after Landlord's receives notice of the same. For the avoidance of doubt, the Landlord shall at all times have the right to consult with its own counsel at its own expense. In no event shall Tenant be liable for any indirect, punitive or consequential damages except as provided in Section 9.17 below. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law.

(b)	Intentionally Omitted.

(c)
No limitation. The indemnification obligations under this Section 8.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers' compensation acts, disability benefit acts, or other employee benefit acts.

Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d)	Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(e)	Survival. The terms of this Section 8.1 and of Section 8.1.1. below shall survive any termination or expiration of this Lease.

(f)
Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant's insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(g)
Landlord Parties and Tenant Parties. The term "Landlord Party" or "Landlord Parties" shall mean Landlord, any affiliate of Landlord, Landlord's managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term "Tenant Party" or "Tenant Parties" shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

8.1.1    Landlord's Indemnity.

To the maximum extent permitted by law, but subject to the limitations in Section 9.3 and in Sections 8.2 and 8.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or willful misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises, the Building or the Complex after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligent act or omission or willful misconduct of Landlord or Landlord's contractors, agents or employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease (but only to the extent a specific remedy for such breach or default is not otherwise provided for pursuant to the terms of this Lease); provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages.
Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim.

The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Tenant Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Tenant Parties by reason of any such claim, Landlord, upon request from the Tenant Party, shall resist and defend such action or proceeding on behalf of the Tenant Party by counsel appointed by Landlord's insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Tenant Party. The Tenant Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Tenant Parties.

8.2	Tenant's Risk

Except for claims arising from the negligent or willful and wrongful act or omission of Landlord or its agents, employees or contractors, and without in any way limiting Landlord's repair and maintenance obligations under this Lease, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Complex as Tenant is given the right to use by this Lease at Tenant's own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Complex, or from drains, pipes or plumbing fixtures in the Building or the Complex. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons (other than any Landlord Party) occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this Section 8.2 shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

8.3	Tenant's Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any
Tenant Party first enters the Premises for any reason or (ii) the Premises A Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office ("ISO") Commercial General Liability Coverage "occurrence" form CG 00 01 10 01 or another Commercial General Liability "occurrence" form providing equivalent coverage. Such insurance shall include contractual liability coverage. The minimum limits of liability of such insurance shall be Five Million Dollars ($5,000,000) per occurrence, which insurance limits may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, in the Building or on the Complex, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as may be reasonably determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same upon request.

8.4	Tenant's Property Insurance

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called "all risk" type insurance coverage with respect to Tenant's property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease, in which case Landlord shall be responsible for insuring the same) or existing in the Premises as of the date of this Lease, and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration or earlier termination of the Lease Term except to the extent paid for by Landlord (collectively "Tenant's Property").
The business interruption insurance required by this Section 8.4 shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any three-month period during the Term. The "all risk" insurance required by this Section 8.4 shall be in an amount at least equal to the full replacement cost of Tenant's Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant's expense, shall also maintain, or shall cause its contractor(s) to maintain, builder's risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease. In the event of loss or damage covered by the "all risk" insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article VI. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the "all risk" insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the "all risk" insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article VI), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

8.5	Tenant's Other Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any
Tenant Party first enters the Premises for any reason or (ii) the Premises A Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Site) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage;
(2) worker's compensation insurance; and (3) employer's liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

8.6	Requirements for Tenant's Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least "A-" and are within a financial size category of not less than "Class IX" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be reasonably acceptable in form and content to Landlord; and (2) be primary and noncontributory (including all primary and excess/umbrella policies). Tenant or its insurer or insurance consultant shall provide Landlord at least thirty (30) days' prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of any cancellation, failure to renew, reduction of amount of insurance or material change in coverage. No such policy shall contain any self-insured retention greater than (i) Twenty-Five Thousand Dollars ($25,000.00) in the case of Tenant's liability insurance, and (ii) One Hundred Thousand Dollars ($100,000.00) in the case of Tenant's property insurance (which limits may increase by five percent (5%) after the fifth anniversary of the Premises A Commencement Date). Such self-insured retentions shall be deemed to be "insurance" for purposes of the waiver in Section 8.13 below. Landlord reserves the right from time to time (but not more than once in any five-year period) to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried by tenants of similar size and financial standing with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5)

business days' notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

8.7	Additional Insureds

To the fullest extent permitted by law, the commercial general liability carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 8.5 of this Lease (other than worker's compensation, employer's liability and D&O insurance), shall name Landlord, Landlord's managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively "Additional Insureds"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds, but subject to Sections 8.1 and 8.13, it is agreed that no such coverage carried by Tenant will provide coverage or protection against claims arising (or claimed to have arisen) from the negligence or willful misconduct of any Additional Insured. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 8.7 must provide coverage to the Additional Insureds that is primary and non contributory.

8.8	Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Premises A Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least fifteen (15) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit H, however, other forms of certificates may satisfy the requirements of this Section 8.8). Failure by the Tenant to provide the certificates or letters required by this Section 8.8 shall not be deemed to be a waiver of the requirements in this Section 8.8. Upon request by Landlord at reasonable intervals, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord's request.

8.9	Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 8.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

8.10	No Violation of Building Policies

To the extent Tenant has received written notice of any such requirements, Tenant shall not commit or permit any violation of the usual and customary form of policies of fire, boiler, sprinkler, water damage or other insurance covering the Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord's right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

8.11	Tenant to Pay Premium Increases

If and solely to the extent that, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Complex or on the Building and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, and Tenant does not (i) cease such activity done, caused or permitted, or (ii) perform the omission, as applicable, within five (5) days of notice, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord's demand.

8.12	Landlord's Insurance

(a)    Required insurance. Landlord shall maintain (i) insurance against loss or damage with respect to the Building on an "all risk" type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building; (ii) insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord; and (iii) commercial general liability insurance with respect to the Building in an amount not less than $5,000,000 per occurrence, with deductibles and self-insured retentions as determined by Landlord. The cost of such insurance shall be treated as a part of Landlord's Operating Expenses. Such insurance shall be maintained with an insurance company or companies selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b)    Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Complex, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or Complex. Payment for losses thereunder shall be made solely to Landlord. The cost of all such additional insurance shall also be part of the Landlord's Operating Expenses.

(c)    Blanket and self-insurance. For so long as Boston Properties Limited Partnership or any affiliate or subsidiary thereof is the Landlord under this Lease, any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord's Operating Expenses shall include the portion of the reasonable costs of blanket insurance that is allocated to the Building.
For all purposes of this Lease, including without limitation 8.13, with respect to any amounts that Landlord does self-insure, Landlord shall be deemed to have purchased third-party casualty insurance coverage to the extent required under Section 8.12(a) above, and if Landlord elects to self-insure, (x) Landlord, as the insurer and insured, agrees to waive any and all rights of recovery against Tenant for loss of, or damage to, the Building, or any of Landlord's property or the property of others claiming by, through or under Landlord (even if caused by the negligent act or omission of any Tenant Party) to the extent such loss or damage would have been covered by insurance required under Section 8.12(a) above, and (y) Landlord shall within thirty (30) days after demand from Tenant from time to time pay to or on behalf of Tenant all losses, costs, claims, expenses, and damages self-insured by Landlord to the extent (A) Landlord would have been responsible for the same under this Lease and (B) the same would have been covered by Landlord's insurance required under Section 8.12(a) above, subject to the limitations and waivers contained in Section 8.13 and 9.3 below. Landlord's obligations as a self-insurer shall survive the expiration or earlier termination of this Lease.

(d)    No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant's Property, including any such property or work of Tenant's subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant's or any subtenant's or occupant's business.

8.13	Waiver of Subrogation

To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any property insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. Any subtenant or assignee of Tenant shall have the benefit of Landlord's waiver contained herein. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties' waiver and release of the rights of recovery in this Section 8.13. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

8.14	Tenant's Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer's liability, builder's risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord's written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant's contractors and their subcontractors of all tiers pursuant to this Section 8.14 shall name Landlord, Landlord's managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 8.14.

ARTICLE IX

Miscellaneous Provisions

9.1	Waiver

No waiver by Landlord of any condition of this Lease, nor any failure by Tenant to deliver any security deposit, letter of credit, pre-paid rent, financial information, guaranty or other item required upon the execution and delivery of this Lease, shall be construed as excusing satisfaction of any such condition or the delivery of any such item by Tenant, and Landlord reserves the right (subject to Section 7.l (a)) to declare the failure of Tenant to satisfy any such condition or deliver any such item an Event of Default under this Lease. No waiver by Tenant of any condition of this Lease shall be construed as excusing satisfaction of any such condition by Landlord, and Tenant reserves the right to declare the failure of Landlord to satisfy any such condition a default of Landlord under this Lease. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

9.2	Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to seek an injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

9.3	Quiet Enjoyment

This Lease is subject and subordinate to all matters of record. So long as no Event of Default exists on the part of Tenant hereunder, Tenant shall and may lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without interruption, disturbance, hindrance or ejection by Landlord or any persons claiming through or under Landlord, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors, including ground or master lessees, only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building, together with the rents, issues, profits and proceeds thereof, at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent except as expressly set forth herein, as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall either party hereto ever be liable for any indirect or consequential damages or loss of profits or the like, provided that the foregoing limitation of liability shall be inapplicable to Tenant's obligations pursuant to Section 9.17 hereof (subject to the limitations set forth in Section 9.17(B) thereof). It is specifically agreed that no officer, employee, director or stockholder of Tenant shall ever be personally liable for any judgment against Tenant, or for the payment of any monetary obligation of Tenant.

9.4	Notice to Mortgagee and Ground Lessor

After receiving written notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 9.4 or Section 9.14, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest). The foregoing shall not diminish any rights Tenant may have to a rent abatement or other remedy expressly provided for herein (other than termination of this Lease).

9.5	Assignment of Rents

With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)
That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)
That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage or the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereu nder subject to the provisions of Section 9.3 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

9.6	Surrender

No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

9.7	Brokerage

(A)Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Broker, if any, designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Broker, if any, designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Original Term of this Lease, if any, designated in Section 1.1 hereof.

9.8	Invalidity of Particular Provisions

If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

9.9	Provisions Binding, Etc

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

9.10	Recording; Confidentiality

Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in the form attached hereto as Exhibit I.

Tenant agrees that the terms and conditions of this Lease will be treated as confidential and, except as required by law (or except with the written consent of Landlord), Tenant shall not disclose the same to any third party for Tenant's partners, lenders, actual or potential investors or purchasers, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. Inthe event Tenant is required by subpoena or other process of law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. The foregoing shall not apply to any information that is otherwise generally available or a matter of record. In connection with the foregoing, it is acknowledged and agreed that Tenant will be required by applicable governmental regulations to disclose this Lease in its public filings with the United States Securities and Exchange Commission.

9.11	Notices

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by overnight commercial courier or by registered or certified mail postage or delivery charges prepaid, as the case may be:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Premises A Commencement Date the address of Tenant shall be the Premises, and marked "Attention: General Counsel" (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice). Copies of any notices of default shall simultaneously be sent to Stephen T.

Langer, Esq., Langer & McLaughlin, LLP, 855 Boylston Street, 6th

Floor, Boston, MA 02116.

Any notice claiming the existence of a breach or default by Tenant shall be sent only by nationally recognized, reputable overnight delivery or courier service (such as Federal Express or UPS) and shall state at the top of such notice in prominent type: "THIS IS A NOTICE OF DEFAULT UNDER A LEASE, AND FAILURE TO

CURE THIS DEFAULT WITHIN THE TIME PROVIDED MAY RESULT IN A
TERMINATION OF THE LEASE." Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

9.12	When Lease Becomes Binding and Authority

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modif y any of the provisions hereof. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of each of Landlord and Tenant has been duly authorized to do so.

9.13	Section Headings

The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

9.14	Rights of Mortgagee

This Lease shall be subject and subordinate to the priority of the lien of any mortgage now or hereafter placed on the Site or the Building, or both, and to all renewals, modifications,

consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the

Premises and all other rights of Tenant under this Lease, so long as no Event of Default exists and continues uncured hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such commercially reasonable instruments of non disturbance from such mortgagee, in form and substance reasonably acceptable to Tenant, as Tenant may reasonably request (Landlord hereby agreeing (a) to obtain such subordination instruments from such mortgagee and (b) to pay any legal or other fees charged by the mortgagee, in connection with providing the same). In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord.

Landlord hereby represents and warrants that there is no mortgage currently encumbering the Building or the Site.

9.15	Status Reports and Financial Statements

Recognizing that the parties hereto may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the "Non Requesting Party") on the request of the other party (the "Requesting Party") made from time to time, will promptly furnish to the Requesting Party within twenty (20) days after request, addressed to any existing or potential holder of any mortgage encumbering the Premises, the Buildings, the Site and/or the Complex or any potential purchaser of the Premises, the Buildings, the Site and/or the Complex (each an "Interested Party") a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve
(12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys' fees. No such statement by either party shall subject such party to any liability, nor shall such a statement constitute an amendment to this Lease, but such statement shall have the effect of estopping the certif ying party from taking a position against the recipients thereof that is inconsistent with such statement.

In addition, unless and for so long as Tenant is not a publicly traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years, provided, however, that Landlord, or such Interested Party, as the case may be, executes and delivers to Tenant a confidentiality agreement in form and substance satisfactory to Tenant.

Any such status statement or non-publicly available financial statement delivered by Tenant pursuant to this Section 9.15 may be relied upon by any Interested Party.

9.16	Self-Help

(A)If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days' written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid. If Tenant fails to pay Landlord for the sums paid by Landlord within thirty (30) days of after receipt of Landlord's invoice (together with supporting documentation), and Tenant has not, within ten (10) business days of its receipt of such invoice, given written notice to Landlord objecting to such demand and stating that Tenant has filed suit in a court of competent jurisdiction to determine whether or not Landlord had validly exercised its self-help right hereunder (or if Tenant has timely disputed Landlord's invoice, has filed suit and has thereafter failed to pay Landlord the amount of any final, unappealable award against Tenant within thirty
(30) days after the issuance thereof) then Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent. Tenant's obligation to reimburse Landlord all such costs and expenses will survive the expiration or sooner termination of this Lease for a period of one hundred and twenty (120) days.

(B)If Landlord shall at any time be in default pursuant to the terms and conditions of this Lease attributable to its failure to perform any act which Landlord is obligated to perform under this Lease, and (except in the case of emergency) should such failure continue beyond applicable grace periods, then provided such default of Landlord (i) relates solely to a condition impacting only the Premises, and (ii) may be cured without (A) access to, or impact upon, areas or systems outside the Premises, and (B) interfering the with use and occupancy of, or systems serving, other tenants of the Building, Tenant may, but shall not be obligated so to do, after ten (10) business days' written notice to and demand upon Landlord explicitly setting forth the basis for Tenant's claim of default and specifying that Tenant intends to invoke Tenant's rights under this Section 9.16(B) (or without notice to or demand upon Landlord in the case of any emergency) ("Tenant's Self Help Notice"), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such act which Landlord is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary. All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant's proper exercise of self-help rights pursuant to this Section 9.16(B), together with interest thereon at the annual rate equal to the sum of (a) the Base

Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Tenant, shall be payable to the Tenant within thirty (30) days of Tenant's furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant's invoice (together with supporting documentation), and Landlord has not, within ten (10) business days of its receipt of such invoice, given written notice to Tenant objecting to such demand and stating that Landlord has filed suit in a court of competent jurisdiction to determine whether or not Tenant had validly exercised its self-help right hereunder (or if Landlord has timely disputed Tenant's invoice, has filed suit and has thereafter failed to pay Tenant the amount of any final, unappealable award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may affect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term. Landlord's obligation to reimburse Tenant all such costs and expenses will survive the expiration or sooner termination of this Lease for a period of one hundred and twenty (120) days.

9.17	Holding Over.

(A)Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holding over, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, for the first sixty (60) days of any holding over, the percentage figure set forth above shall instead be 150%.

(B)In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Notwithstanding the foregoing, however, Tenant shall not be liable for indirect or consequential damages incurred by Landlord during the first forty-five (45) days of any holding over by Tenant.

(C)Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease and Tenant's vacation of the

Premises shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

9.18	Extension Option

(A)On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the option to extend and as of the commencement of the Extended Term (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord's consent under Section 5.6.4 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and there shall be no further right to extend the Term)
for one (1) period of ten (10) years as hereinafter set forth. The option period is sometimes herein referred to as the "Extended Term." Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B)If Tenant desires to exercise the option to extend the Term, then Tenant shall give notice to Landlord (the "Extension Term Exercise Notice") not earlier than twenty-seven (27) months nor later than eighteen (18) months prior to the expiration of the Original Term, exercising such option to extend. Within sixty (60) days after Landlord's receipt of the Extension Term Exercise Notice, Landlord shall provide Landlord's good faith designation of the fair market rental value of the Premises for the Extended Term ("Landlord's Extension Term Rent Quotation"). If at the expiration of thirty (30) days after Tenant's receipt of Landlord's Extension Term Rent Quotation (the "Extension Term Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Extension Term Negotiation Period, to either (i) to rescind its delivery of the Extension Term Exercise Notice (in which event, the Lease Term shall expire at the end of the then-current Term as though such notice were not sent by Tenant), or (ii) make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit J) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit J. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Extended Term shall be an amount equal to the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination or rescind its Extension Term Exercise Notice in accordance with the prior sentence, then Tenant shall be deemed to have elected to have accepted Landlord's Extension Term Rent Quotation ("Tenant's Deemed Acceptance of Landlord's Quotation").

(C)Upon the first to occur of (i) the agreement by Landlord and Tenant during the Extension Term Negotiation Period on an Annual Fixed Rent for the Extended Term, (ii) the timely request by Tenant for a Broker Determination in accordance with the provisions of subsection (B) above or (iii) the occurrence of Tenant's Deemed Acceptance of Landlord's Quotation in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 9.18; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the Original Term hereof.

(D)	Time is of the essence with respect to the provisions of this Section 9.18.

9.19	Security Deposit

(a)    Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Two Million and Ninety-Three Thousand Dollars ($2,093,000) and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 9.19, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit"). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor's Professional Rating Service of A or a comparable rating from Moody's Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit G, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord's managing agent that a default of Tenant exists pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. Landlord hereby approves Bank of America, N.A. as the issuer of the Letter of Credit. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, or if any trustee, receiver or liquidator shall be appointed for the issuer, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to provide the same within thirty (30) days following Landlord's written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is sixty (60) days subsequent to the scheduled expiration of this Lease (as the same may be extended). Any failure or refusal to honor the Letter of Credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligation hereunder with regard to the security deposit. Upon the occurrence of any default of Tenant, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on such portion of such deposit held as a Letter of Credit as may be necessary to cure the same and to Landlord's damages arising from such default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) business days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 9.19. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

(b)    Landlord shall return a Three Hundred and Forty-Eight Thousand Eight Hundred and Thirty-Three and 00/100 Dollar ($348,833.00) (the "First Reduction") portion of such deposit to Tenant so that the remainder of such deposit shall be One Million Seven Hundred and Forty Four Thousand One Hundred and Sixty-Seven and 00/100 Dollars ($1,744,167.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a
Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein)
at such time after the two-year anniversary of the Premises A Commencement Date (the "First Scheduled Adjustment Date"), if ever, that all of the following conditions are satisfied: (i) no notice of default previously sent under the terms of this Lease by Landlord remains uncured, (ii) Landlord has not applied such deposit or any portion thereof to Landlord's damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have been no more than two (2) Event of Default occurrences during the Term, and (iv) Tenant satisfies each of the Revenue Test, the First Adjusted EBITDA Test and the Leverage Test (as such terms are defined in subsection (d) below). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (iv) of the immediately preceding sentence at the beginning of the two-year anniversary of the Premises A Commencement Date, then the First Scheduled Adjustment Date shall be deferred until such date as Tenant has met such conditions.

(c)    Landlord shall return a Three Hundred and Forty-Eight Thousand Eight Hundred and Thirty-Three and 00/100 Dollar ($348,833.00) (the "Second Reduction") portion of such deposit to Tenant so that the remainder of such deposit (assuming the Initial Reduction under subsection (b) above has been previously effectuated) shall be One Million Three Hundred and
Ninety-Five Thousand Three Hundred and Thirty-Four and 00/100 Dollars ($1,395,334.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) at such time after the four-year anniversary of the Premises A Commencement Date (the "Second Scheduled Adjustment Date"), if ever, that all of the following conditions are satisfied: (i) no notice of default previously sent under the terms of this Lease by Landlord remains uncured, (ii) Landlord has not applied such deposit or any portion thereof to Landlord's damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have been no more than two (2) Event of Default occurrences during the Term, and (iv) Tenant satisfies each of the Revenue Test, the Second Adjusted EBITDA Test and the Leverage Test (as such terms are defined in subsection (d)

below) ). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (iv) of the immediately preceding sentence at the beginning of the four-year anniversary of the Premises A Commencement Date, then the Second Scheduled Adjustment Date shall be deferred until such date as Tenant has met such conditions.

(d)	For purposes of this Section 9.19:

(i)The "Revenue Test" shall be considered to have been satisfied if, taking into account the last four (4) full fiscal quarters immediately preceding (x) the First Scheduled Adjustment Date as to the First Reduction, and (y) the Second Scheduled Adjustment Date as to the Second Reduction, based on the information contained in the unaudited financial statements set forth in the most recent Form 10-Q and/or Form 10-K, as applicable, filed by Tenant with the Securities and Exchange Commission (the "SEC") for each such fiscal quarter, Tenant's total revenue (as determined in accordance with generally accepted accounting principles in the U.S. ("GAAP")) equals or exceeds One Hundred and Fifty Million and 00/100 Dollars ($150,000,000.00). In the event that, at any time, Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, Tenant shall provide Landlord with a certified copy of its most recent audited financial statements within fifteen (15) business days after written demand from Landlord, and a reasonably equivalent criteria acceptable to Landlord shall be used to determine Tenant's total revenue in a similar fashion, based on such audited annual financial statements.

(ii)The "First Adjusted EBITDA Test" shall be deemed satisfied if, taking into account the last four (4) full fiscal quarters immediately preceding the First Scheduled Adjustment Date, based on the information contained in the unaudited financial statements set forth in the most recent Form 10-Q and/or Form 10-K, as applicable, filed by Tenant with the SEC for each such fiscal quarter, Tenant's "Adjusted EBITDA" (as defined below) is greater than zero (0).

(iii)The "Second Adjusted EBITDA Test" shall be deemed satisfied if, taking into account the last four (4) full fiscal quarters immediately preceding the Second Scheduled Adjustment Date, based on the information contained in the unaudited financial statements set forth in the most recent Form 10-Q and/or Form 10-K, as applicable, filed by Tenant with the SEC for each such fiscal quarter, Tenant's Adjusted EBITDA divided by total revenue (as determined in accordance with GAAP) is equal to or greater than 0.10.

(iv)"Adjusted EBITDA" shall mean the following as determined in accordance with GAAP: Tenant's net income (or net loss, as applicable) plus: provision for income taxes, other expense, net depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. In the event that, at any time, Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, Tenant shall provide Landlord with a certified copy of its most recent audited financial statements within fifteen (15) business days after written demand from Landlord, and a reasonably equivalent criteria acceptable to Landlord shall be used to determine Tenant's Adjusted EBITDA and total revenue in a similar fashion, based on such audited annual financial statements

(v)The "Leverage Test" shall be deemed satisfied if, taking into account the last full fiscal quarter immediately preceding (x) the First Scheduled Adjustment Date as to the First Reduction,

and (y) the Second Scheduled Adjustment Date as to the Second Reduction, based on the information contained in the unaudited financial statements set forth in the most recent Form 10- Q and/or Form 10-K, as applicable, filed by Tenant with the SEC for such fiscal quarter, Tenant shall have a ratio of "Net Debt" (as defined below) to Adjusted EBITDA (as defined above) that is no greater than 3.0. "Net Debt" shall mean total debt less cash and cash equivalents, each as determined in accordance with GAAP.

(e)    If Tenant believes that it has satisfied all the conditions precedent to the First Reduction and/or Second Reduction, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied and delivering evidence of the satisfaction of the Revenue Test, Adjusted EBITDA Test and Leverage Test. If Landlord determines that all of the aforesaid conditions are met, the security deposit shall be so reduced in accordance with this Section 9.19. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord's prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord's receipt of Tenant's request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section, and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced. In no event shall the security deposit be reduced to less than One Million Three Hundred and Ninety-Five Thousand Three Hundred and Thirty-Four and 00/100 Dollars ($1,395,334.00).

(f)    Tenant not then being in default, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 9.19, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

9.20	Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the "Outstanding Amount") on or before the date on which the same first becomes payable under this Lease (the "Due Date"), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand. Landlord agrees to waive the late charge due hereunder for the first late payment by Tenant under this Lease per calendar year, provided that Landlord receives such payment from Tenant within five (5) business days of the Due Date (provided further that if such payment is not received with the aforesaid five (5) business day period, interest on the Outstanding Amount will accrue as of the original Due Date).

9.21	Tenant's Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent or additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. Except as otherwise expressly provided in Section 2.6, if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred and fifty (150) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. Inthe event that Tenant shall seek Landlord's consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand (accompanied by reasonable supporting documentation), as Additional Rent, for all actual and reasonable out-of-pocket costs and expenses, including legal and architectural costs and expenses, reasonably incurred by Landlord in processing such request, whether or not such consent or approval shall be given. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust ("REIT"), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord's property manager, an independent contractor of Landlord or Landlord's property manager (the "Service Provider"). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord's direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

9.22	Waiver of Trial By Jury

To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action. To induce Tenant to enter into this Lease, Landlord hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

9.23	Electronic Signatures

The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, "electronic signature" shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

9.24	Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

9.25	Existing Subleases

(a)    (i) The parties acknowledge and agree that as of the date hereof Tenant has subleased Premises B under a sublease dated as of July 28, 2014 (the "PWC Sublease") between Tenant and PricewaterhouseCoopers PRTM ("PWC") for a term scheduled to expire on March 31, 2019 (the "PWC Expiration Date"). Landlord and Tenant agree that in the event the PWC Sublease is terminated due to a termination of the master lease between Landlord and PWC (the "PWC Lease") resulting from a default of PWC thereunder, then immediately upon such termination, the Premises B Commencement Date shall occur and thereafter Premises B shall be directly leased by Landlord to Tenant on the terms and conditions of this Lease for the remainder of the Term except that from such date of termination through the PWC Expiration Date (as defined above), the Annual Fixed Rent and Additional Rent and other costs and charges for Premises B shall be as set forth in the PWC Lease. In no event shall Landlord be (i) deemed to have assumed any obligations as sublandlord under the PWC Sublease, (ii) liable for the failure of PWC to perform its obligations under the PWC Sublease or under the PWC Lease, or (iii) liable for any security deposit paid by Tenant to PWC. Nothing herein shall be deemed to constitute a waiver by Tenant of any claim against PWC as a result of such a default by PWC.

(ii)    In addition, to the extent that there is a fire or casualty while the PWC Sublease is in effect, and as a result of such fire or casualty, PWC exercises any termination rights it may have under the PWC Lease, Premises B shall be added to the "Premises" as of the effective date of such termination on the terms and conditions of this Lease (except as expressly provided below), and in such event, Article VI of this Lease shall control as though Premises B were part of the Premises as of the date of such fire or casualty, including any abatement and termination rights; provided, however, with respect to Premises B, any period for notices due from Landlord under Article VI which is measured from the date of the casualty, and any period under Article VI which is measured from the date of the casualty, shall be instead measured from the date of addition of Premises B to the Premises hereunder; and provided further, that for the period from the addition of Premises B to the Premises pursuant to this Section 9.25(a) through the Premises B Commencement Date (as defined in Section 1.1 above), subject to any applicable abatement rights under Article VI, the Annual Fixed Rent and Additional Rent and other costs and charges due to Landlord from Tenant for Premises B shall be as set forth in the PWC Lease as to Premises B (without regard to the termination of the PWC Lease).

(b)    (i) The parties acknowledge and agree that as of the date hereof Tenant has subleased Premises C under a sublease dated as of July 28, 2014 (the "Oracle Sublease") between Tenant and Oracle ("Oracle") for a term scheduled to expire on February 28, 2019 (the "Oracle Expiration Date"). Landlord and Tenant agree that in the event the Oracle Sublease is terminated due to a termination of the master lease between Landlord and Oracle (the "Oracle Lease") resulting from a default of Oracle thereunder, then immediately upon such termination, the Premises C Commencement Date shall occur and thereafter Premises C shall be directly leased by Landlord to Tenant on the terms and conditions of this Lease except that from such date through the Oracle Expiration Date (as defined above), the Annual Fixed Rent and Additional Rent and other costs and charges for Premises C shall be as set forth in the Oracle Lease. In no event shall Landlord be (i) deemed to have assumed any obligations as sublandlord under the Oracle Sublease, (ii) liable for the failure of Oracle to perform its obligations under the Oracle Sublease or under the Oracle Lease, or (iii) liable for any security deposit paid by Tenant to Oracle. Nothing herein shall be deemed to constitute a waiver by Tenant of any claim against Oracle as a result of such a default by Oracle.

(ii)In addition, to the extent that there is a fire or casualty while the Oracle Sublease is in effect, and as a result of such fire or casualty, Oracle exercises any termination rights it may have under the Oracle Lease, Premises C shall be added to the "Premises" as of the effective date of such termination on the terms and conditions of this Lease (except as expressly provided below), and in such event, Article VI of this Lease shall control as though Premises C were part of the Premises as of the date of such fire or casualty, including any abatement and termination rights; provided, however, with respect to Premises C, any period for notices due from Landlord under Article VI which is measured from the date of the casualty, and any period under Article VI which is measured from the date of the casualty, shall be instead measured from the date of addition of Premises C to the Premises hereunder; and provided further, that for the period from the addition of Premises C to the Premises pursuant to this Section 9.25(b) through the Premises C Commencement Date (as defined in Section 1.1 above), subject to any applicable abatement rights under Article VI, the Annual Fixed Rent and Additional Rent and other costs and charges due to Landlord from Tenant for Premises C shall be as set forth in the Oracle Lease as to Premises C (without regard to the termination of the Oracle Lease).

(iii)In the event of any other termination (other than by reason of an Event of Default caused by Tenant) or rejection (pursuant to 11 U.S.C. §365) of the Oracle Lease (and Oracle and no party claiming by, through or under Oracle has any further legal rights to Premises C), then unless the provisions of subsections (i) or (ii) of this Section 9.25(b) are applicable, Tenant shall attom to and recognize Landlord as Tenant's landlord, and Landlord shall recognize Tenant as Landlord's tenant under the Oracle Lease as would be applicable to Premises C (or, upon Landlord's request, Landlord and Subtenant shall enter into a new direct lease with respect to Premises C upon the then executory terms of the Oracle Lease, provided that, in any such event, Landlord shall not be (i) liable for any previous act or omission of Oracle; (ii) subject to any offset or defense which theretofore accrued to Tenant (including, without limitation, any rights under 11 U.S.C. §365(h)); (iii) bound by any rent or other sums paid by Tenant more than one month in advance; (iv) liable for any security deposit not actually received by Landlord; (v) liable for any work or payments on account of improvements to Premises C; or (vi) bound by any amendment of the Oracle Sublease not consented to in writing by Landlord. Tenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attomment or direct lease. Tenant shall reimburse Landlord for any actual and reasonable out-

of-pocket costs and expenses that may be incurred by Landlord in connection with such attornment or direct lease including, without limitation, reasonable attorneys' fees. In the event of a termination or rejection of the Oracle Lease where subsections (i) and (ii) of this Section 9.25(b), as well as the foregoing provisions of this subsection (iii), are not applicable, the Oracle Sublease and all rights of Tenant to Premises C under the Oracle Sublease shall terminate upon the date of termination of the Oracle Lease or Tenant's right to possession thereunder.

(iv)Tenant acknowledges and agrees that the Oracle Lease contains a right of Oracle to extend the term of the Oracle Lease. As a result, the parties acknowledge and agree that the demised and lease of Premises C to Tenant as provided herein is contingent upon Oracle not exercising such right. In the event Oracle properly exercises such right and notwithstanding any provision of this Lease to the contrary, Premises C shall not be demised or leased to Tenant as provided herein, and Tenant shall be obligated to immediately pay, as Additional Rent, the portion of the Tenant Allowance attributable to Premises C in the amount of $782,492.50 to the extent disbursed by Landlord in accordance with the terms of this Lease.

(c)    Notwithstanding any provision of this Lease to the contrary, in the event that the PWC Sublease or PWC Lease is terminated as a result of a default by the Tenant herein (as subtenant under the PWC Sublease), then, at the written election of Landlord, Premises B (and Premises C to the extent the same was not previously incorporated as part of the Premises hereunder) shall not be demised or leased to Tenant as provided herein, but the foregoing election by Landlord shall not prohibit or limit Landlord from recovering any portion of the Tenant Allowance utilized by Tenant hereunder with respect to such spaces prior to the incorporation of such spaces as part of the Premises as provided in this Lease. Notwithstanding any provision of this Lease to the contrary, in the event the Oracle Sublease or Oracle Lease is terminated as a result of a default by the Tenant herein (as subtenant under the Oracle Sublease), then, at the written election of Landlord, Premises C (and Premises B to the extent the same was not previously incorporated as part of the Premises hereunder) shall not be demised or leased to Tenant as provided herein, but the foregoing election by Landlord shall not prohibit or limit Landlord from recovering any portion of the Tenant Allowance utilized by Tenant hereunder with respect to such spaces prior to the incorporation of such spaces as part of the Premises as provided in this Lease. Tenant shall be obligated to immediately pay, as Additional Rent, the entire portion of the Tenant Allowance utilized towards Premises B and Premises C, and such amount shall accrue interest at the rate specified in Section 9.20 above from the date due until the date the same is paid by Tenant.

9.26	Force Ma jeure

When used in this Lease, "Force Majeure" shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, fire or other casualty (including time necessary to repair any damage caused thereby) or other causes reasonably beyond such party's control or attributable to the other party's action or inaction. A party shall have the right to invoke the benefit of the Force Majeure provisions of this Section
9.26    only if (a) it advises the other party of the occurrence of the Force Majeure event within three (3) business days after it becomes aware thereof and (b) such party uses commercially reasonable efforts to mitigate the impact of such Force Majeure event to the extent it within such party's reasonable ability to do so under the circumstances). Insufficient financial resources or other financial inability shall in event constitute Force Majeure.

9.27	Building Amenities

Provided Tenant leases and occupies at least fifty-four thousand three hundred and seventy-two (54,372) rentable square feet in the Building, Landlord agrees to maintain a cafeteria, a conference center, and a fitness room with showers (collectively, the "Amenities") of substantially the same quality as presently existing in the Building. Further and provided Tenant (or a Permitted Transferee) leases and occupies at least fifty-four thousand three hundred and seventy-two (54,372) rentable square feet in the Building, Landlord agrees to arrange for the operation of a coffee shop in the Building (the "Coffee Shop") offering "Starbucks" or, if "Starbucks" is not reasonably available, a comparably branded coffee selected by Landlord (and reasonably approved by Tenant) commencing not later than March 1, 2015, and upon commencement of operations such Coffee Shop shall be included in the definition of Amenities. Such Amenities to be available to Tenant in common with others entitled to the use thereof, throughout the Initial Term hereof, and so long thereafter as the same may be available to tenants of the Building generally, subject to closures as necessitated by emergency, casualty or taking or as necessary for performance of maintenance, repairs or alterations, and with respect to the cafeteria and Coffee Shop, subject to closure in the event the contract of the then operator of the cafeteria and/or Coffee Shop either expires or is terminated so as to permit Landlord time to locate and contract with a replacement operator. Further, the use of the conference center shall be subject to availability and prior scheduling with Landlord. Landlord may condition the use of the fitness room on the execution of a reasonable waiver form for the benefit of Landlord by persons desiring to use the same and Tenant acknowledges and agrees that Landlord shall have no obligation to provide any personnel to monitor the use of the fitness room. Landlord may relocate the Amenities to other locations of the Building at any time provided there is no material and adverse diminution in the quality or capacity of such Amenities.

[signatures on next page]

EXECUTED in two or more counterpm1s each of which shall be deemed to be an original.

77 CityPoint

EXHIBIT A DESCRIPTION OF SITE

77 Fourth Avenue fParcel 20)

LEGAL DESCRIPTION

A certain parcel ofland located in the City of Waltham, in the County of Middlesex and the Commonwealth of Massachusetts bounded and described as follows:

Beginning at a point on the westerly line of Fourth Avenue markeii by a stone bound and being the northeastern comer of the parcel described; thence

S 23° 46'59" W	a distance of three hundred thirty-eight and twenty-three hundredths feet (338.23') by the westerly line of Fourth Avenue to a point; thence

Southwesterly
and curving to the right along the arc of a curve having a radius of sixteen and no hundredths feet ( 16.00'), a length of sixteen and sixty threc hundredths feet (16.63') by the westerly line of Fourth Avenue to a point; thence

Southwesterly
and curving to the left along the arc of a curve having a radius of sixty and no hundredths feet (60.00'), a length of seventy-eight and fifty-six hundredths feet (78.56') by the westerly line ofFourth Avenue to a point; thence

S 40° 11'12" W	a distance of fifty-eight and forty-three hundredths feet (58.43') to a point; thence

Southwesterly and curving to the left along the arc of a curve having a radius of two hundred ten and no hundredths feet (210.00'), a length of one hundred fifty and seventy-nine hundredths feel (150.79') to a point; thence

S I 0°01'24" W	a distance of three hundred thirty-eight and thirty hundredths feet (338.30') to a point; thence

N 79° 58'36" W	a distance of thirty-five and ninety-four hundredths feet (35.94') to a point; thence

N 05° 49'4 J " E	a distance of three hundred seventy and eighty-four hundredths feet (370.84') to a point; thence

Northeasterly
and curving lo the left along the arc of a curve having a radius of seven hundred twenty-five and no hundredths feet (725.00'), a length of one hundred and eighty-seven hundredths feet (100.87') to a point; thence

77 Fourth Avenue (Parcel 20)    Page 2 of2

N 02° 08'36" W	a distance of one hundred thirty-nine and forty-four hundredths feet (139.44') lo a point; thence

Northeasterly

Northeasterly

N 00° 53'22" E

Northeasterly

S 63°09'49" E

Southeasterly

and curving to the right along the arc: of a curve having a radius of seven hundred twenty-five and no hundredths feet (725.00'), a length of one hundred forty-four and fifty-two hundredths feel (144.52') lo e point; thence and curving to the left along the arc of a curve having a radius of seven hundred seventy five and no hundredths feet (77S:oo•), n length of one hundred thirteen and forty six hundredths feet (113.46') lo a point ; thence a distance of two hundred eight and eighty-four hundredths feet (208.84') to a point; thence and curving to the right along the arc of a curve having a radius of fifteen and no hundredths feet (15.00'), a length of thirty and thirty five hundredths feet (30.35') to a point; thence a distance of three hundred forty-two and sixty-nine hundredths feet (342.69') by the southerly line of Fourth Avenue to a point; thence and curving to the right along the arc of a curve having a radius of fifty and no hundredths feet (50.00'), a length of seventy-five and eighty-eight hundredths feel (75.88') by the southerly line ofFourth Avenue to the point of beginning.

Shown as Parcel 20 on a plan entitled "Plan of Land in Waltham, Massachusetts" dated February 28, 2000, prepared by Vanasse Hangcn Brustlin, Inc., recorded with Middlesex South Registry of Deeds as Plan No. 628 of 2000, and containing 186,733 square feet or
4.287 acres ofland according to said Plan.

71FOURTHLLC BP lcpldcscrip1ton;iorcel20c•hA
IV\2/00

EXHIBIT B-1 WORK AGREEMENT

1.1	Tenant's Work

(A)    Subject to the terms and conditions of this Lease, Tenant shall accept each portion of the Premises in their as-is condition without any obligation on the Landlord's part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto. Tenant, at its sole cost and expense, shall perform all work necessary to prepare the Premises for Tenant's occupancy in accordance with plans and specifications prepared by an architect, licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord, such plans and specifications to be subject to the reasonable approval of the Landlord. Landlord hereby approves the conceptual lay-out of the Premises as identified in Exhibit B-3 attached hereto (the "Fit Plan"). Tenant shall submit to Landlord a detailed floor plan layout together with working drawings (the "Tenant's Submission") for work to be performed by Tenant to prepare the Premises for Tenant's occupancy ("Tenant's Work"). Such floor plan layout and working drawings (the "Plans") shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-2 and be consistent with the Fit Plan. Provided that the Plans contain at least the information required by, and conform to the requirements of, said Exhibit B-2 and is consistent with the Fit Plan, Landlord's approval of the Plans shall not be unreasonably withheld, conditioned or delayed; however, Landlord's determination of matters relating to aesthetic issues relating to alterations or changes which are plainly visible outside the Premises shall be in Landlord's sole discretion. If Landlord disapproves of any Plans, any such disapproval will set forth in reasonable detail the bases therefor, Tenant shall promptly have the Plans revised by its architect to incorporate all objections and conditions presented by Landlord and shall resubmit such plans to Landlord no later than ten (10) business days after Landlord has submitted to Tenant its objections and conditions. Such process shall be followed until the Plans shall have been approved by the Landlord without objection or condition .

(B)    Once the Plans have been approved by Landlord, Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform Tenant's Work as set forth on the Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant's Work. All of Tenant's Work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined in Section 1.2 hereof) and Insurance Requirements (as defined in Section 5.12 of the Lease). Tenant shall have Tenant's Work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as required by Section 8.14 of the Lease. Landlord shall have the right to provide such reasonable rules and regulations relative to the performance of Tenant's Work and any other work which the Tenant may perform under the Lease and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. It shall be Tenant's obligation to obtain a certificate of occupancy or other like governmental approval (which may be temporary if a final certificate is not available on account of matters that are not the responsibility of Tenant) for the use and occupancy of the Premises to the extent required by law, and Tenant shall not occupy the Premises for the conduct of business until and unless it has obtained such approval and has submitted to Landlord a copy of the same together with waivers of lien from all of Tenant's contractors and subcontractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant's Work is substantially complete a set of as-bu ilt plans in both print and electronic forms showing the work performed by Tenant to the Premises including, without limitation, any wiring or cabling installed by Tenant or Tenant's contractor for Tenant's computer, telephone and other commu nication systems. Tenant shall not be responsible to Landlord for any review or oversight fees or charges in connection with Tenant's Work.

1.2	Quality and Performance of Work

All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, generally applicable court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all Insurance Requirements (as defined in Section 5.12 of the Lease). All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations, provided that Landlord shall not require Tenant to use union labor. Landlord may inspect the work of Tenant or its contractors at reasonable times and give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 of the
Lease or any person hereafter designated in substitution or addition by notice to the party relying. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord's agent in performing any Tenant Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord's interest in the Complex in connection with any work.

1.3	Special Allowance

(A)    Landlord shall provide to Tenant a special allowance equal to the product of (i) $21.50 and (ii) the Rentable Floor Area of the Premises (the "Tenant Allowance"), subject to subsection 1.3(B) below. The Tenant Allowance shall be used and applied by Tenant solely on account of the cost of Tenant's Work, including, without limitation, costs of architecture and engineering, plans, permitting and so-called "hard" construction costs, but subject to the Cap
Amount with respect to Special Costs as provided below. Provided that the Tenant (i) has opened for business in the Premises A and delivered a certificate of occupancy for the same to Landlord (which may be temporary if a final certificate of occupancy is not available on account of matters that are not the responsibility of Tenant), (ii) has substantially completed all of such Tenant's Work in accordance with the terms of the Lease, (iii) has paid for all of such Tenant's Work in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work, in the recordable forms attached to the Lease as Exhibit F, (iv) has executed the Declaration in the form annexed to the Lease as Exhibit E, (v) has delivered to Landlord its certificate specifying the cost of such Tenant's Work, which certificate shall allocate the costs between Premises A, Premises B, and Premises C, and identifying all contractors, subcontractors and suppliers involved with Tenant's Work, together with reasonable evidence of such cost in the form of paid invoices, receipts and the like, (vi) has delivered to Landlord a final set of record drawings for Tenant's Work, (vii) has satisfied the requirements of (i) through (vi) above and made request for such payment on or before the date that is eighteen (18) months after the Premises A Commencement Date, (viii) is not otherwise in monetary default or default under any obligations contained in this Exhibit B-1 under the Lease, and (viii) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant's interest in the Lease or against the Building or the Site arising out of Tenant's Work or any litigation in which Tenant is a party, then within thirty (30) days after the satisfaction of the foregoing conditions, the Landlord shall pay to the Tenant the lesser of the amount of such costs so certified or the amount of the Tenant Allowance. For the purposes hereof, the cost to be so reimbursed by Landlord shall include the cost of design, engineering (the "Special Costs") and construction of the leasehold improvements, but not the cost of any of Tenant's personal property, trade fixtures, trade equipment or any so-called soft costs (other than the Special Costs). Notwithstanding the foregoing, it is understood and agreed that Tenant may not utilize more than the product of (i)
$4.00 and (ii) the Rentable Floor Area of the Premises (the "Cap Amount") of the Tenant Allowance towards the Special Costs; provided, further, that, with respect to any Special Costs for which Tenant has directly contracted, Tenant (A) has paid for all of such Special Costs in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result thereof in the recordable forms attached to the Lease as Exhibit F and (B) has delivered to Landlord its certificate specifying the cost of such Special Costs, together with evidence of such cost in the form of paid invoices, receipts and the like. Landlord shall pay to Tenant the lesser of the amount of such Special Costs so certified or the Cap Amount within thirty (30) days after the satisfaction of the foregoing conditions. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 1.3, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, the Tenant Allowance shall only be applied towards the cost of designing, engineering and constructing the leasehold improvements and in no event shall Landlord be required to make application of any portion of the Tenant Allowance towards Tenant's personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that such cost of Tenant's Work is less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

If Landlord fails timely to pay any portion of Tenant Allowance when properly due, and Landlord does not cure such failure on or before the date ten (10) business days after Landlord receives written notice entitled "Notice of Intent to Offset Tenant Allowance" from Tenant of such default, then Tenant shall have the right to offset the portion of the Tenant Allowance properly due to Tenant, together with interest at the rate under Section 9.16(B) of the Lease on the delinquent amount from the due date of such disbursement u ntil the date paid, against the next installment(s) of Annual Fixed Rent due under the Lease, provided however, that the amount so offset by Tenant in any calendar month shall not exceed twenty percent (20%) of the amount of the monthly installment of Annual Fixed Rent payable by Tenant to Landlord with respect to such calendar month.

(B)    Notwithstanding any provision of Section 3. l(A) of this Work Letter to the contrary, Tenant agrees that no less than (i) the product of (A) $10.00 and (ii) the Rentable Floor Area of the Premises B, shall be used by Tenant towards leasehold improvements to Premises B (exclusive of Soft Costs) (the "Premises B Minimum"), and (ii) the product of (A) $10.00 and
(B) the Rentable Floor Area of the Premises C, shall be used by Tenant towards leasehold improvements to Premises C (exclusive of Soft Costs) (the "Premises C Minimum"). Landlord shall not be obligated to disburse more than (i) $1,612,284.50 of the Tenant's Allowance towards

Tenant's Work in Premises A at any time, or (ii) the product of (A) $21.50 and (ii) the Rentable Floor Area of the Premises A with respect to Tenant's Work in Premises A until Tenant evidences to Landlord's reasonable satisfaction that the Premises B Minimum and the Premises C Minimum have been satisfied. Tenant further acknowledges and agrees that (i) notwithstanding that Tenant's Work in Premises B and Premises C may occur prior to the commencement of the Term of this Lease as to such spaces, all terms and conditions of this Work Agreement and all other applicable provisions of this Lease shall apply with respect to Tenant's Work in Premises B and Premises C, and (ii) Tenant shall comply with the terms and conditions of the (A) the Oracle Sublease with respect to the Tenant's Work in Premises C, and
(B) the PWC Sublease with respect to the Tenant's Work in Premises B.

1.4	Substantial Completion

Premises A shall be treated as having been substantially completed on the earlier of: (i) the date on which Tenant's Work related to Premises A has been completed except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of Premises A (i.e. so-called "punch list" items) and a certificate of occupancy (temporary or permanent) has been obtained for Premises A, or (ii) the date on which Tenant commences business operations in any portion of Premises A.

EXHIBIT B-2

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.Floor plan indicating location of partitions and doors (details required of partition and door types).

2.	Location of standard electrical convenience outlets and telephone outlets.

3.Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.	Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.	Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.	Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.Hardware schedule indicating door nu mber keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13.	Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.	Location of any special soundproofing requirements.

15.All drawings to be uniform size (30" X 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.
16.Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord's review and use.

17.	Provide all other information necessary to obtain all permits and approvals for Landlord's Work.

18.Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

EXHIBIT B-3 TENANT'S FIT PLAN
(See Attached)

Exhibit B-3

ADD Inc
ARCHITECTURE + DESIGN
PLAN LEGEND
Exhibit B-3
Page 1 of 9
WORKSPACE INFORMATION
CONFERENCE INFORMATION
DEPT. SUPPORT SPACES
SHARED SUPPORT SPACES
0 8' 16' 32'
Care.com
There for you
4TH FLOOR TEST FIT - OPTION 3
Care.com

Page 2
Exhibit B-3

Exhibit B-3
Page 2 of 9

PLAN LEGEND
ADD Inc
ARCHITECTURE + DESIGN
Care.com
LEVEL 4 DEMOLITION - OPTION 3
Care.com

Page 3
Exhibit B-3

Exhibit B-3
Page 4 of 9

PLAN LEGEND
WORKSPACE INFORMATION
CONFERENCE INFORMATION
CLIENT AREAS
DEPT. SUPPORT SPACES
SHARED SUPPORT SPACES
ADD Inc
ARCHITECTURE • DESIGN
Care.com
There for you
5TH FLOOR TEST FIT - OPTION 3
Care.com

Page 5
Exhibit B-3

Exhibit B-3
Page 5 of 9

PLAN LEGEND
ADD Inc
ARCHITECTURE + DESIGN
Care.com
LEVEL 6 - DEMOLITION - OPTION 3
Care.com

Page 6
Exhibit B-3

Exhibit B-3
Page 6 of 9

PLAN LEGEND
LEVEL 6 - NEW CONSTRUCTION - OPTION 3
Care.com
Care.com
ADD Inc
ARCHITECTURE + DESIGN

Page 7
Exhibit B-3

Exhibit B-3
Page 7 of 9

PLAN LEGEND
WORKSPACE INFORMATION
CONFERENCE INFORMATION
DEPT. SUPPORT SPACES
SHARED SUPPORT SPACES
Care.com
6TH FLOOR TEST FIT - OPTION 3
Care.com
ADD Inc
ARCHITECTURE + DESIGN

Page 8
Exhibit B-3

Exhibit B-3
Page 8 of 9

PLAN LEGEND
LEVEL 6 - DEMOLITION - OPTION 3
Care.com
Care.com
ADD Inc
ARCHITECTURE + DESIGN

Page 9
Exhibit B-3

Exhibit B-3
Page 9 of 9

PLAN LEGEND
LEVEL 6 - NEW CONSTRUCTION - OPTION 3
Care.com
AUD Inc
ARCHITECTURE + DESIGN

Page 10
Exhibit B-3

EXHIBIT C LANDLORD SERVICES

I.    CLEANING

Cleaning and janitorial services shall be provided as needed on Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.	OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1.	Vacu uming, damp mopping of resilient floors and trash removal.

2.	Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.	High dusting and dusting of vertical blinds to be rendered as needed.

B.	LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.	Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.	High dusting to be rendered as needed.

C.MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS Cleaning and janitorial services to be provided in the common areas of the bu ilding shall include:
1.Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.	High dusting to be rendered as needed.

D.    WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.

II.    HVAC

A.Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system was designed in accordance with the then applicable Massachusetts Energy Code and shall not be less than the following:

(i)Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m. Monday throu gh Friday (legal holidays in all cases excepted). Landlord notifies Tenant that as of the date of this Lease legal holidays include New Year's Day, Martin L. King Day, President's Day, Patriot's Day, Memorial Day, 4th of July, Labor Day,
Columbus Day, Veteran's Day, Thanksgiving Day and Christmas Day, but Landlord reserves the right to reduce, add, and modify such holidays.

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use Landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Central Suburban 128 Market, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.

III.	ELECTRICAL SERVICES

A.Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 3.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.	ELEVATORS

Provide passenger elevator service.

V.	WATER

Provide hot water for lavatory pu rposes and cold water for drinking, lavatory and toilet purposes.

VI.	CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.

Page J

EXHIBIT D-1 PREMISES A FLOOR PLAN

Page I

EXHIBIT D-2 PREMISES B FLOOR PLAN

I

EXHIBIT D-2

PREMISES B FLOOR PLAN

Page 2
Exhibit D

EXHIBIT D-3

PREMISES C FLOOR PLAN

Page 3
Exhibit D

EXHIBIT E

FORM OF DECLARATION AFFIXING THE COMMENCEMENT DATES OF LEASE

THIS AGREEMENT made this day of    , 200_, by and between
[LANDLORD] (hereinafter "Landlord") and [TENANT] (hereinafter "Tenant").

W I T N E S S E T H T H A T:

1.This Agreement is made pursuant to Section [2.4] of that certain Lease dated [date], between Landlord and Tenant (the "Lease").

2.It is hereby stipulated that the Lease Term commenced on [commencement date], (being the "Premises A Commencement Date" under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

3.	It is hereby further stipulated that the "Premises A Rent Commencement Date" occurred on

4.	It is hereby further stipulated that the "Premises B Commencement Date" occurred on
    , and the "Premises C Commencement Date" occurred on    _ WITNESS the execution hereof by persons hereunto duly authorized, the date first above written .
LANDLORD:

[INSERT LL SIGNATURE BLOCK]

By:      Name:      Title:

TENANT:

ATTEST:    [TENANT]

By:          Name:

By:          Name:

Page I

Title:    Title:

Hereunto duly authorized

EXHIBIT F

FORMS OF LIEN WAIVERS

CONTRACTOR'S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF    Date:

COUNTY    Application for Payment No.:

OWNER: CONTRACTOR:

1.	Original Contract Amount: $

2.	Approved Change Orders: $

3.	Adjusted Contract Amount: $
(line 1 plus line 2)

4.	Completed to Date: $

5.	Less Retainage: $

6.	Total Payable to Date: $
(line 4 less line 5)

7.	Less Previous Payments: $

8.	Current Amount Due: $ (line 6 less line 7)

9.	Pending Change Orders: $

10. Disputed Claims:    $

The undersigned who has a contract with
for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in    (city or town),    County,        and

owned by    , upon receipt of    ($        ) in payment of an invoice/requisition/application for payment dated        does hereby:

(a)waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date        (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this    day of    , 20_.

WITNESS:    CONTRACTOR:

Name: Title:

Name: Title:

SUBCONTRACTOR'S LIEN WAIVER

General Contractor:	Subcontractor:
Owner: Project:
Total Amount Previously Paid:    $

Amount Paid This Date:    $

Retainage (Including This Payment) Held to Date:    $

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys' fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Page J

Signed under the penalties of perjury as of this    day of    , 20_.

SUBCONTRACTOR:    Signature and Printed Name of
Individual
Signing this Lien Waiver

WITNESS:

Name: Title:

Dated:

CONTRACTOR'S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts    Date: COUNTY OF    Invoice No.:

OWNER: CONTRACTOR: PROJECT:

I.    Original Contract Amou nt:    $

2.Approved Change Orders:    $

3.	Adjusted Contract Amount: $

4.	Sums Paid on Account of Contract Amount: $
5.Less Final Payment Due:    $          The undersigned being duly sworn hereby attests that when the Final Payment
Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney's fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively "Releasees") from and against any and all claims, losses, damages, actions and causes of action (collectively "Claims") which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as of this _ day of    ,    .

----------

Corporation

By:          Name:      Title:          Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK
On this _ day of    , 20_, before me, the undersigned notary public, personally appeared        , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as        for    , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

EXHIBIT G

FORM OF LETTER OF CREDIT

BANK OF Al-JERICA - CONFIDENTIAL    PAGE: 1 DATE:    •
IRRBVOCABLE STANDBY LBTTER OF CRBDIT NUMBER: ........

BENEFICIARY
BP FOURTH AVENUE, L.L.C. C/O BOSTON PROPERTIES LP
800 BOYLESTON STRBBT, SUITB 1900
BOSTON, MA 02199-8103

ISSUI1"'G BANK
BANK OF AMERICA, N.A.
ONB FLEET WAY PA6-580-02-30
SCRANTON, PA 18507-1999

APPLICANT
CARE. COM, INC
201 JONES STREET. SUITE 500 WALTHAM, MA 02451

AMOUNT
NOT BXCEEDING USO 2,093,000.00
NOT BXCEEPING TWO MILLION NINETY THREB THOUSAND AND 00/lOO'S US DOLLA.RS

EXPIRATION
Ml\.Y 31, 2015 AT OUR COUNTERS

GBNTLEMEN:

WE HEREBY ISSUB THIS IRREVOCABLE LRT'TF.R OF CREDIT NO.    IN YOUR FAVOR, FOR ntE ACCOUNT OF APPLICANr, FOR UP TO AN AGGREGATE AMOUNT OF USO 'IBO MILLION NINBTY THRBE THOUSAND AND 00/100 (USD2,0,3,000.00) AVAILABLE BY YOUR DRAFT(S) DRAWN ON US AT SIGHT, ACCOMPANIED BY THE FOLLOWING:

l. BENEFICIARY'S WRITI'RN, DATED STATEMENT ON BENEFICIARY' l.ETTERHEAD SIGNED BY AN At1THORIZED SIGNATORY READING:

QUOTE
BENEFICIARY IS PERMITTED TO DRAI ON THIS LBTTER OF CREDIT UNDER THE EXPRESS TBRMS OF THE LEASE, BY AND BETWEEN CARE.COM AND BP FOURTH AVENUE, l..L.C.
UNQUOTE

2. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF
ANY.
PARTIAL DRAWINGS ARE PERMITTED.

IT IS A CONDITION OP THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE YEAR RACH FROM THE CURRRNT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLBSS AT LEAST SIXTY (60) DAYS PRIOR TO l\.NY EXPIRATION Dl\.TE, WE NOTJ FY YOU BY REGISTERED MAH, OR OVERNIGHT COURIER AT THE ABOVE

DRAFT

Bl\NK OF AMBRICA - CONFIDENTIAL    PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:	•

LISTED ADDRF.SS THAT lB ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD .

ANY SUCH NOTICE SHALL BE EFFECTIVB WHBN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRATION DATE. UP TO THE J'ULL AMOUNT THEN AVAILABLE HEREUI-<"DER, AGAINST YOUR DRAFT (S) DRAWN ON US ATSIGHT AND THE ORIGINAL OF THIS LETI'ER OF CREDIT AND ALL AMENDMENTS THERETO, ACCOMPANIBD BY YOUR STATEMENT, SIGNBD BY AN AUTHORIZED SIGNATORY, ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA, N.A.'S NOTICE OF NONEXTHNSION UNDER LETTER OF CREDIT NO.    AND THE APPLICANT 'S OBLIGATION TO YOU REMAINS .

THIS LfTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TBRMS HBRBOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAi.CHAMBER OF COMMERCE, PUBLICATION NO. 590 .

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED FIND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM. BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICAT ION. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST. ALL TRANSFER FEES ARE FOR THE ACCOUNT OF APPLICANT .

DRAFT (S) MUST STATE: "DRAWN UNDER BANK OF AMERICA, N.A. STA. BY L/C
DATED

DRAFTS AND DOCUMENTS MUST BB PRESENTED AT OUR OFPICB ADDRBSSBD: BANK OF AMERICA, N.A., l PLEBT WAY, SCRANTON, PA 18507-1999, ATTN: GTO · STANDBY DEPT.

NB HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTBR OF CRBDIT SHALL BB DULY HONORBD UPON DUE PRESENTATION TO US.

THIS LETTER OF CREDIT IS SUBJBC'l'TO THE INTERNATIONAL STA.'.n>BY PRACTICES (ISP98), THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 Fu'n> THE LAWS OF 'IHE COMMONWEALTH OF MASSACHUSETTS. IN THE EVENT OF A CONFLICT, THE LAllS OF THE COMMONWEJ\LTH OF MASSACHUSETTS WILL PREVAIL.

IF YOU REQUIRE ANY ASSIS'IANCE OR HAVE ANY QUESTIONS REGARDING THIS

BANK OF AMERICA - CONFIDBNTIAL

Page J

PACE : l

--- ---.

DRAFT (S) MUST STATE: "DRAWN UNDER BANK OF AMERICA, N.A. STA. BY L/C
DATED

DRAFTS AND DOCUMENTS MUST BB PRESENTED AT OUR OFPICB ADDRBSSBD: BANK OF AMERICA, N.A., l PLEBT WAY, SCRANTON, PA 18507-1999, ATTN: GTO · STANDBY DEPT.

NB HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTBR OF CRBDIT SHALL BB DULY HONORBD UPON DUE PRESENTATION TO US.

THIS LETTER OF CREDIT IS SUBJBC'l'TO THE INTERNATIONAL STA.'.n>BY PRACTICES (ISP98), THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 Fu'n> THE LAWS OF 'IHE COMMONWEALTH OF MASSACHUSETTS. IN THE EVENT OF A CONFLICT, THE LAllS OF THE COMMONWEJ\LTH OF MASSACHUSETTS WILL PREVAIL.

IF YOU REQUIRE ANY ASSIS'IANCE OR HAVE ANY QUESTIONS REGARDING THIS

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS-MADE / OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC						EACH OCCURRENCE	$
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
							PRODUCTS - COMP/OP AGG	$
								$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS / SCHEDULED AUTOS HIRED AUTOS / NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR EXCESS LIAB / CLAIMS-MADE DED / RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

Page 1
Exhibit H

ACORD

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY	PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No):	E-MAIL ADDRESS:	
CODE:	SUB CODE:	
AGENCY CUSTOMER ID #:		
INSURED		LOAN NUMBER / POLICY NUMBER
Enter text: The named insured(s) as it/they will appear on the policy declarations page.		EFFECTIVE DATE / EXPIRATION DATE / CONTINUED UNTIL TERMINATED IF CHECKED
		THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Page 2
Exhibit H

EXHIBIT I NOTICE OF LEASE

Pursuant to Massachusetts General Laws, Chapter 183, Section 4, notice is hereby given of the following described Lease:

Landlord:    BP Fourth Avenue, LLC, a Delaware limited liability company Tenant:    Care.com, Inc., a Delaware corporation
Date of Lease:    _

Landlord's Property: The Building known and numbered 77 CityPoint, Waltham, Middlesex County, Massachusetts, located on land more particularly described in Exhibit A attached hereto.

Lessor's Title Reference:    Middlesex South District Registry of Deeds, Book    Page _.

Leased Premises:    A portion of the fourth, fifth and sixth floors of the Building in accordance with the floor plans annexed to the Lease as Exhibit D-1, D-2 and D-3.

Term: One hundred and twenty (120) months from the Premises A Rent Commencement Date (plus the period from the Premises A Commencement Date through the Premises A Rent Commencement Date), unless extended or sooner terminated as provided in this Lease, plus one extension option of one period of ten years.

This Notice may be executed in counterparts which shall together constitute a single instrument. In the event of any conflict between the terms of the Lease and the terms of this Notice, the terms of the Lease shall control.

EXECUTED as a sealed instrument as of ----

, 2014.

[Signatures begin on the following page.]

LESSOR:
BP Fourth Avenue, LLC, a Delaware limited liability company By: Boston Properties Limited Partnership, its sole member

By:Boston Properties, Inc., its general partner

By:      _ David C. Provost
Senior Vice President
Commonwealth of Massachusetts County of Suffolk
On this _ day of    , 2014, before me, the undersigned notary public, personally appeared David
C. Provost, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Senior Vice President of Boston Properties, Inc., the general partner of Boston Properties Limited Partnership, the sole member of BP Fourth Avenue LLC, a Delaware limited liability company.

Notary Public
My Commission Expires:    _

LESSEE:

CARE, COM, INC.,
a Delaware corporation
By:    _
Name: -------
Title: President

By:          _ Name:
Title: Treasurer

Commonwealth of Massachusetts County of
On this    day of    , 2014, before me, the undersigned notary public, personally appeared Sheila Marcelo, proved to me through satisfactory evidence of identification, which was
    , to be the person whose name is signed on the
preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as President of Care.com, Inc., a Delaware corporation.

Notary Public
My Commission Expires:    _

EXHIBIT J

BROKER DETERMINATION

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit J is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.Tenant's Request. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years' experience dealing in properties of a nature and type generally similar to the Building located in the Central Suburban 128 Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3.Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.Rental Value Determination. Within thirty (30) days after the selection of the third broker, the initial two brokers shall submit their respective positions with respect to the calculation of the fair market rental for the Extended Term to the third broker. Within fourteen (14) days after receipt of such submissions, the third broker shall select which of the two submissions most closely reflects the annual fair market rental value of the Premises for the Extended Term and shall give notice of such selection to Landlord and Tenant and the annual fair market rental value as so determined shall be referred to as the Prevailing Market Rent. The third arbitrator's determination shall be binding upon Landlord and Tenant. Such annual fair market rental value determination shall take into account all relevant factors and (x) may include provision for annual increases in rent during said term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the tax and operating cost bases and provisions for paying for so-called tenant electricity as contained in the Lease.

5.Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (112) of the costs and expenses of the Third Broker.

6.Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant's Broker shall alone make the determination of Prevailing Market Rent in writing to

Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers, but the two brokers so designated do not, within a period of ten (10) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

EXHIBIT K

DESIGNATED SPACES

8
7
6
5
4
3
2
1
9
10
11
12
13
14
15
Garage - 4th Floor Plan
77 Citypoint
DATE: 09.23.13
Boston Properties
Waltham, MA

*Note: Spaces are Open to Grade Despite 4th floor reference on Plan

Page 1
Exhibit K

EXHIBIT L INTENTIONALLY OMITTED

EXHIBIT M LOBBY SIGN

EXHIBIT N BUILDING SIGN

EXHIBIT O MONUMENT SIGN